Exhibit 10.1

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                         11 WEST 42 LIMITED PARTNERSHIP,

                                    Landlord


                                       And


                              ANNE KLEIN & COMPANY
                                       and
                          MARK OF THE LION ASSOCIATES,

                                     Tenant





                              ---------------------

                                      LEASE

                              ---------------------




                  Premises:        The Entire Twentieth, Twenty-First,
                                   Twenty-Second and Twenty-Third Floors
                                   of 11 West 42nd Street, New York, New York

                  Dated:           June 4, 1996



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


                                TABLE OF CONTENTS
                                                                                                               PAGE
ARTICLE 1         BASIC LEASE PROVISIONS.........................................................................1

ARTICLE 2         PREMISES, TERM, RENT...........................................................................4

ARTICLE 3         USE AND OCCUPANCY..............................................................................5

ARTICLE 4         CONDITION OF THE PREMISES......................................................................8

ARTICLE 5         ALTERATIONS...................................................................................10

ARTICLE 6         FLOOR LOAD....................................................................................14

ARTICLE 7         REPAIRS.......................................................................................15

ARTICLE 8         INCREASES IN TAXES AND OPERATING EXPENSES.....................................................16

ARTICLE 9         REQUIREMENTS OF LAW...........................................................................22

ARTICLE 10        SUBORDINATION.................................................................................24

ARTICLE 11        SERVICES......................................................................................26

ARTICLE 12        INSURANCE. PROPERTY LOSS OR DAMAGE: REIMBURSEMENT.............................................29

ARTICLE 13        DESTRUCTION - FIRE OR OTHER CAUSE.............................................................32

ARTICLE 14        EMINENT DOMAIN................................................................................35

ARTICLE 15        ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.........................................................36

ARTICLE 16        ELECTRICITY...................................................................................46

ARTICLE 17        ACCESS TO PREMISES............................................................................48

ARTICLE 18        DEFAULT.......................................................................................50

ARTICLE 19        REMEDIES AND DAMAGES..........................................................................51

ARTICLE 20        FEES AND EXPENSES.............................................................................54

ARTICLE 21        NO REPRESENTATIONS BY LANDLORD:  LANDLORD'S APPROVAL..........................................54

ARTICLE 22        END OF TERM...................................................................................55

ARTICLE 23        QUIET ENJOYMENT...............................................................................56

ARTICLE 24        NO WAIVER; NO COUNTERCLAIM....................................................................56

ARTICLE 25        WAIVER OF TRIAL BY JURY.......................................................................57

ARTICLE 26        INABILITY TO PERFORM..........................................................................57

ARTICLE 27        BILLS AND NOTICES.............................................................................57

ARTICLE 28        RULES AND REGULATIONS.........................................................................58

ARTICLE 29        PARTNERSHIP TENANT............................................................................59


                                       i
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                              PAGE
ARTICLE 30        VAULT SPACE...................................................................................60

ARTICLE 31        BROKER........................................................................................61

ARTICLE 32        INDEMNITY.....................................................................................61

ARTICLE 33        ADJACENT EXCAVATION; SHORING..................................................................62

ARTICLE 34        MISCELLANEOUS.................................................................................63

ARTICLE 35        TAX STATUS OF BENEFICIAL OWNERS...............................................................67

ARTICLE 36        SECURITY DEPOSIT..............................................................................67

ARTICLE 37        RENEWAL TERM..................................................................................69



EXHIBITS:
---------

EXHIBIT A  [Floor Plan]

EXHIBIT B  Definitions

EXHIBIT C  Landlord's Work

EXHIBIT D  HVAC SPECIFICATIONS

EXHIBIT E  Cleaning Specifications

EXHIBIT F  RULES AND REGULATIONS

                                      LEASE
                                      -----

         LEASE, made as of the __ day of June, 1996, between 11 WEST 42 LIMITED PARTNERSHIP (the "Landlord"), a New York Limited Partnership, having an office c/o Tishman Speyer Properties, L.P. 520 Madison Avenue, New York, New York 10022 and ANNE KLEIN & COMPANY ("AKC"), a New York general partnership, and MARK OF THE LION ASSOCIATES ("MLA"; MLA and AKC are collectively the "Tenant"), a New York general partnership, each having an office at 205 West 39th Street, New York, New York 10018.

                Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS
                             ----------------------

PREMISES The entire twentieth (20th), twenty-first (21st), twenty-second (22nd) and twenty-third (23rd) floors of the Building, as more particularly shown on Exhibit A.

BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 11 West 42nd Street in the City of New York, County of New York and State of New York.

REAL PROPERTY            The Building, together with the plot of land upon which
                         it stands.

COMMENCEMENT DATE        The date of execution of this Lease by both Landlord
                         and Tenant.

RENT COMMENCEMENT        The date which shall be twelve months and fifteen days
                         after the DATE Commencement Date.

EXPIRATION DATE          Last day of the month in which the sixteenth
                         anniversary of the Commencement Date occurs.

TERM The period commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES           Executive and general offices for the transaction of
                         Tenant's business and garment sample making, garment and piece goods storage and modification and showrooms.

BASE TAX YEAR            The real estate tax fiscal year commencing on July 1,
                         1996 and ending on June 30, 1997.

BASE EXPENSE YEAR        Calendar year 1997.

TENANT'S PROPORTIONATE   12.51 percent.
SHARE


AGREED AREA OF BUILDING  840,049 rentable square feet.

AGREED AREA OF PREMISES  105,089 rentable square feet.

FIXED RENT               (i) $2,049,235.50 per annum ($170,769.62 per month) for
                         the period commencing on the Rent Commencement Date and ending on the day preceding the second anniversary of the Commencement Date, both dates inclusive; (ii)
                         $2,417,047 per annum ($201,420.58 per month) for the
                         period commencing on the second anniversary of the Commencement Date and ending on the day preceding the third anniversary of the Commencement Date, both dates inclusive; (iii) $2,732,314 per annum ($227,692.83 per month) for the period commencing on the third anniversary of the Commencement Date and ending on the day preceding the fifth anniversary of the Commencement
                         Date, both dates inclusive, (iv) $3,047,581 per annum
                         ($253,965.08 per month) for the period commencing on the fifth anniversary of the Commencement Date and ending on the day preceding the eleventh anniversary of the Commencement Date, both dates inclusive; (v)
                         $3,257,759 per annum ($271,479.91 per month) for the
                         period commencing on the eleventh anniversary of the Commencement Date and ending on the Expiration Date, both dates inclusive.

ADDITIONAL RENT          All sums other than Fixed Rent payable by Tenant to
                         Landlord under this Lease, including Tenant's Tax
                         Payment, Tenant's Operating Payment, Electricity
                         Additional Rent, late charges, overtime or excess service charges and other costs related to Tenant's failure to perform any of its obligations under this Lease.

RENT                     Fixed Rent and Additional Rent, collectively.

INTEREST RATE            The lesser of (i) two percent per annum above the then
                         current Base Rate charged by Citibank, N.A. or its successor, or (ii) the maximum rate permitted by applicable law.

SECURITY DEPOSIT         (i) $6,900,000 for the period commencing on the
                         Commencement Date and ending on the day preceding the seventh anniversary of the Commencement Date; (ii)
                         $6,400,000 for the period commencing on the seventh anniversary of the Commencement Date and ending on the day preceding the eighth anniversary of the Commencement Date; (iii) $5,900,000 for the period commencing on the eighth anniversary of the Commencement Date and ending on the day preceding the ninth anniversary of the Commencement Date; (iv)
                         $5,400,000 for the period commencing on the ninth anniversary of the Commencement Date and ending on the day preceding the tenth anniversary of the Commencement
                         Date; (v) $4,900,000 for the period commencing on the tenth anniversary of the Commencement Date and ending on the day preceding the eleventh anniversary of the Commencement Date; (vi) $4,400,000 for the period commencing on the eleventh anniversary of the Commencement Date and ending on the day preceding the twelfth anniversary of the Commencement Date; and (vii)
                         $3,200,000 for the period commencing on the twelfth anniversary of the Commencement Date and thereafter.

BROKER                   Edward S. Gordon Company, Incorporated.

LANDLORD'S               $4,729,005.
CONTRIBUTION

ALL CAPITALIZED TERMS USED IN THE LEASE TEXT WITHOUT DEFINITION ARE DEFINED IN EXHIBIT B.

                                   ARTICLE 2


                              PREMISES, TERM, RENT
                              --------------------

     Section 2.1 LEASE OF PREMISES. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the lobby area and other Building common elements and common facilities. This Lease shall become effective and binding upon its execution by Landlord and Tenant.

     Section 2.2 PAYMENT OF RENT. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds to Landlord's account, as designated by Landlord, or by check drawn upon a bank that is a member of the Federal Reserve System Clearing House Interbank Payment System (i) Fixed Rent in equal monthly installments, in advance, on the first (1st) day of each calendar month during the Term, commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

     Section 2.3 FIRST MONTH'S RENT. If the Rent Commencement Date shall occur on a date other than the first day of any calendar month, Tenant shall pay to Landlord, on the Rent Commencement Date, a sum equal to the Fixed Rent for such month multiplied by a fraction, the numerator of which shall be the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both dates inclusive, and the denominator of which shall be the number of calendar days in such month.

     Section 2.4 INTEREST. If Tenant shall fail to pay any installment or other payment of Rent when due, interest shall accrue on such installment or payment as a late charge, from the date such installment or payment became due, at a rate equal to the Interest Rate, provided, however, that no such interest shall accrue in respect of up to two such installments or payments that are past due in any consecutive twelve month period, provided further, however, that neither such installment nor payment is past due for more than five Business Days and, if either such installment or payment is past due for more than five Business days, interest shall accrue thereon from the first day such installment or payment became past due.

     Section 2.5 UDC. (a) The Fixed Rent shall be abated by $1,441.8l per day for each day beyond the later of (i) the Commencement Date and (ii) the date Landlord has delivered the SNDA (as hereinafter defined) to Tenant (or Tenant has waived its right to receive the SNDA) that the New York State Urban Development Corporation ("UDC") remains in occupancy of the 21st floor of the Premises.

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         (b) Landlord shall use commercially reasonable efforts to enforce its rights under the surrender agreement between it and UDC (the "Surrender Agreement") to the extent that its failure to do so would adversely affect Landlord's obligations or Tenant's rights under this Lease. For purposes of this
Section 2.5(b), the term "commercially reasonable efforts" shall not require Landlord to expend any money (other than reasonable legal fees and expenses of enforcing UDC's obligations under the Surrender Agreement). Landlord may settle or compromise any such action, claim or proceeding in its sole and absolute discretion in good faith so long as Landlord shall not act fraudulently or intentionally wrongfully, and such settlement or compromise shall be binding upon Tenant for all purposes of this Section 2.5(b). Prior to making any such settlement or compromise, Landlord shall notify Tenant thereof. Within ten days after such notice, Tenant shall have the right to undertake the prosecution of any such action, claim or proceeding at Tenant's cost and expense in the name of Landlord and Landlord agrees to reasonably cooperate with Tenant in connection therewith, provided such action, claim or proceeding entails no counterclaim against Landlord.

     Section 2.6 LANDLORD'S WORK. The Fixed Rent shall be abated by $1,503.40 in the case of 20th Floor of the Premises, by $1,441.81 in the case of the 21st floor of the Premises, $1,382.06 in the case of the 22nd floor of the Premises and $1,365.05 in the case of the 23rd floor of the Premises per day (without duplication) for each day beyond the projected completion time specified in Exhibit C that Landlord fails to substantially complete the Landlord's Work listed in items 1,2 and 3 thereof for each floor of the Premises, provided, however, that Tenant shall not be entitled to any such abatement if Landlord's delay does not cause any delay in the substantial completion of Tenant's Initial Alterations or results from Unavoidable Delay based on Tenant's timetable for its Alterations provided to Landlord. Tenant shall immediately notify Landlord of any such delay. To the extent Fixed Rent is abated in accordance with the foregoing provisions, the Expiration Date shall be automatically extended by one day for every four days that the Fixed Rate is abated on any of the floors of the Premises.

                                   ARTICLE 3

                                USE AND OCCUPANCY
                                -----------------

     Section 3.1 (a) PERMITTED USES. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant utilizes the Premises for a purpose which constitutes a Prohibited Use or violates any Requirement, or which causes the Building to be in violation of any Requirement, then Tenant shall, upon written notice from Landlord or any Governmental Authority, promptly discontinue such use upon notice of such violation. Tenant's failure to promptly (and, in all events, within 10 days) discontinue such use shall be a material default hereunder and Landlord shall have the right, without Tenant having any further period in which to cure, (i) to terminate this Lease immediately, and (ii) to exercise any and all rights and remedies available to Landlord at law or in equity.

         (b) LICENSES AND PERMITS. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises. Landlord represents that the Certificate of Occupancy issued for the Building permits the use of the Premises as offices.

         (c) SHOWROOM. In connection with Tenant's use of the Premises for showrooms, Tenant, at its sole cost and expense and subject to, and upon compliance with, this Article, Articles 5 and 9 and all Requirements, may construct and maintain up to six showrooms in the Premises not exceeding 20,000 useable square feet in the aggregate in size. Tenant may use such showrooms for the conduct of runway/fashion shows in such number, time of year and duration as is consistent with the standards of Tenant's then current industry; provided, however, that (i) not more than one hundred fifty persons shall occupy such showrooms at any given time, (ii) such shows shall not exceed three days in duration, (iii) Tenant shall endeavor (without liability for failure to do so) to give Landlord reasonable advance notice of the occurrence of any such show,
(iv) Tenant shall not conduct more than twelve such shows annually, which shows shall occur at substantially evenly spaced intervals throughout the year, and
(v) Tenant at Tenant's sole cost and expense, shall obtain and maintain any permits or licenses (in addition to an amended certificate of occupancy) required by applicable Requirements in order to operate such showroom space in the manner contemplated in this subsection (c) and shall perform any and all Alterations required, if any, by Requirements as a precondition to issuance of any such permits or licenses, provided further, however, that the foregoing shall not preclude Tenant from displaying and selling merchandise to a small number of prospective purchasers at any time. In the event that Tenant shall use or permit the use of such showroom in a manner other than as permitted by this
Section 2.2(c), and without limiting Landlord's other remedies hereunder, Tenant shall cease and desist such use within twenty-four hours after notice by Landlord to Tenant of such improper or unpermitted use, which notice may be oral.

         (d) SAMPLE SALES. In connection with Tenant's use of the Premises for sales as provided herein, Tenant, subject to, and upon compliance with this Article, Articles 5 and 9 and all Requirements, may sell sample and overstock merchandise and merchandise rejected by customers from the Premises; provided, however, that (i) such sales shall be private and by invitation only and shall not be publicly advertised, (ii) such sales shall not exceed five days in duration, (iii) Tenant shall endeavor (without liability for failure to do so) to give Landlord reasonable advance notice of the occurrence of any such sale,
(iv) Tenant shall not conduct more than six such sales annually, which sales shall generally occur at substantially evenly spaced intervals throughout the year, and (v) Tenant, at Tenant's sole cost and expense, shall obtain and maintain any permits or licenses required, if any, by Requirements as a precondition to issuance of any such permits or licenses. In the event that Tenant shall use or permit the use of the Premises in a manner other than as permitted by this Section 2.2(d), and without limiting Landlord's other remedies hereunder, Tenant shall cease and desist such use within twenty-four hours after notice by Landlord to Tenant of such improper or unpermitted use, which notice may be oral.

         (e) GARMENT MAKING/MODIFICATION. In connection with Tenant's use of the Premises for garment sample making and modification as provided herein, Tenant, subject to this Article, Articles 5 and 9 and all Requirements, may use up to 9,000 square feet of the Premises for the operation of up to 60 sewing stations, no more than 42 of which shall operate at the same time. Tenant, at Tenant's sole cost and expense, shall obtain and maintain any permits or licenses (in addition to an amended certificate of occupancy) required by applicable Requirements in order to operate such sewing machines in the manner contemplated in this subsection (e) and shall perform any and all Alterations required, if any, by Requirements as a precondition to issuance of any such permits or licenses. In the event that Tenant shall use or permit the use of the Premises in a manner other than as permitted by this Section 2.2(e), and without limiting Landlord's other remedies hereunder, Tenant shall cease and desist such use within twenty four hours after notice by Landlord to Tenant of such improper or unpermitted use which may be oral.

     Section 3.2 DELIVERY OF PREMISES. Landlord shall not be liable for failure to give possession of the Premises on the Commencement Date and such failure shall not impair the validity of the Lease or extend the Term, provided, however, the Rent payable hereunder shall be abated until possession of the Premises is delivered to Tenant subject to Section 2.5. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law or any successor law or ordinance.

     Section 3.3 CERTIFICATE OF OCCUPANCY. In the event Tenant's use of a portion of the premises for garment and piece goods storage and modification or showrooms requires an amendment to the certificate of occupancy for the Building under applicable Requirements, Tenant directly, or through Tenant's architect on behalf of Tenant, shall (i) file with the New York City Department of Buildings plans for the Alterations and an application to amend the certificate of occupancy for the Building to permit a portion of the Premises to be used for garment and piece goods storage and modification and showrooms and (ii) retain the Building expediter, Cole-Gillman Associates, PC, Brookridge Consulting Services, Inc. or such other expediter selected by Tenant and reasonably satisfactory to Landlord, in connection with such application. Tenant acknowledges that Landlord has made no representation or warranty express or implied, that such amendment to the certificate of occupancy can be obtained from the City of New York and that any advice or services provided to Tenant by Cole-Gillman Associates, PC, Brookridge Consulting Services, Inc. or such other expediter shall be provided as Tenant's agent and not on behalf of Landlord. Landlord shall, at Tenant's sole cost and expense, cooperate with Tenant in all reasonable respects in connection with obtaining such amended certificate of occupancy. Tenant shall reimburse Landlord for all out-of-pocket costs in connection with such application or cooperation from time to time after demand therefor. Tenant shall design and construct any Alterations required in order to obtain such amendment to the certificate of occupancy at Tenant's sole cost and expense, and in accordance with the provisions of Article 5 hereof. Except as otherwise expressly set forth in this Section 3.3, Landlord shall have no obligation or liability with respect to any amendment to the Building certificate of occupancy required to permit Tenant's use of a portion of the Premises for light manufacturing and garment and piece goods storage and showrooms.

                                   ARTICLE 4

                            CONDITION OF THE PREMISES
                            -------------------------

     Section 4.1 CONDITION. Tenant has inspected the Premises and agrees (i) to accept possession of the Premises in the condition existing on the Commencement Date "as is", (ii) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth herein, and (iii) except for Landlord's Contribution as expressly set forth in Section 4.2 hereto and except as expressly set forth in Exhibit C hereof as Landlord's Work, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Premises to prepare the Premises for Tenant's occupancy. Any work to be performed in connection with Tenant's initial occupancy shall be referred to hereinafter as the "Initial Installations". Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease. The Premises shall be free and clear of all tenancies and occupancies other than this Lease and that of the New York State Urban Development Corporation whose lease in respect of the 21st floor of the Building shall expire after the date hereof.

     Section 4.2 LANDLORD'S CONTRIBUTION. (a) Landlord agrees to advance up to an amount equal to Landlord's Contribution toward the cost of the Initial Installations, provided as of the date of such funding (i) this Lease is in full force and effect, (ii) no Event of Default then exists, (iii) Citicorp Real Estate, Inc. has approved this Lease and executed and delivered a SNDA or Tenant has waived its right to receive such SNDA as contemplated by Article 10, and
(iv) any excess cost of the Initial Installations shall be paid by Tenant. Landlord's Contribution shall be payable on account of labor directly related to the Initial Installations and materials delivered to the Premises or off-site and to be delivered to the Premises in connection with the Initial Installations. Landlord's Contribution may also be used to pay "soft costs" incurred in connection with the Initial Installations (consisting of architectural, consulting, engineering, planning, permit and legal fees, and furniture and equipment (exclusive of computer equipment other than cables installed in connection therewith) acquired for use in the Premises), including deposits and downpayments, in an amount which shall not exceed 15 percent of Landlord's Contribution, including computer cabling, which costs of computer cabling shall not exceed 4 percent of Landlord's Contribution. Upon the completion of the Initial Alterations and satisfaction of the conditions set forth in Section 4.2, or upon the occurrence of the date which is eighteen months after the date Landlord delivers to

Tenant vacant possession of the 21st floor of the Building (which date shall be extended by reason of strikes, labor trouble or any other similar cause beyond Tenant's control in performing the Initial Alterations), whichever first occurs, any amount of Landlord's Contribution which has not been previously disbursed shall be retained by Landlord; provided, however, that notwithstanding anything contained herein to the contrary, (A) such retained amounts shall continue to be held for the benefit of Tenant by Landlord if Tenant delivers a notice to Landlord prior to satisfaction of the conditions set forth in Section 4.2 that it is in dispute with any contractors, subcontractors, vendors or other providers of service and refuses to make payments at such time or if any contracts provide for retainage which has not then been finally paid, and (B) an amount of Landlord's Contribution not in excess of $525,445 which has not then been previously disbursed shall be applied against the Rent next coming due rather than retained by Landlord. If Tenant shall have satisfied all of the conditions to a disbursement of Landlord's Contribution contained in Section 4.2(b) and Landlord shall fail to make the full amount or any part of such disbursement for a period of seven Business Days after receipt of notice from Tenant that such unpaid amounts are overdue, Tenant may offset the unpaid amount from any amount payable by Tenant hereunder, including, without limitation, from the next succeeding monthly installment or installments of Rent due and payable hereunder.

         (b) Landlord shall make progress payments to Tenant on a monthly basis, for the work performed to date and/or for materials delivered to the Premises during the previous month. Each of such progress payments shall be made within 20 days next following the delivery to Landlord of requisitions therefor, signed by a financial officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors and materialman covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant's architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, (iii) to the extent appropriate, proof of the satisfactory completion of all required inspections and issuance of any required approvals and sign-offs by public authorities, and issuance of final lien waivers, with respect thereto, and (iv) such other documents and information as Landlord may reasonably request. If Tenant does not pay any contractor as required by this provision, Landlord shall have the right, but not the obligation, to promptly pay to such contractor all sums so due from Tenant, and Tenant agrees the same shall be deemed Additional Rent and Landlord shall have all remedies available under this Lease, at law or in equity for collection from Tenant of all sums so paid by Landlord, provided, however, that Landlord shall in no event pay any contractor or subcontractor whose right to payment Tenant is disputing in good faith.

                                   ARTICLE 5

                                   ALTERATIONS
                                   -----------

     Section 5.1 TENANT'S ALTERATIONS. (a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, "Alterations") (other than decorative Alterations such as painting, wall coverings and floor coverings) without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. Landlord shall not unreasonably withhold its consent to Alterations so long as the Alterations (i) are non-structural and do not adversely affect the Building Systems, (ii) are performed only by contractors or mechanics reasonably approved by Landlord to perform such Alterations, (iii) affect only the Premises, (iv) do not affect the certificate of occupancy issued for the Building or the Premises, except as contemplated and permitted by Article 3, and (v) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant of the Building.

         (b) Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its written approval, detailed plans and specifications (including layout, architectural, mechanical and structural drawings) of each proposed Alteration, and with respect to any Alteration affecting any Building System, Tenant shall submit proof that the Alteration has been designed by, or reviewed and approved by, Landlord's engineer for the relevant Building System,
(ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance and Builder's Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's managing agent, and their respective employees and agents, any Lessor and any Mortgagee as additional insureds and (iv) furnish to Landlord such other evidence of Tenant's ability to complete and to fully pay for such Alterations as is reasonably satisfactory to Landlord. Upon Tenant's request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided Landlord shall incur no cost, expense or liability in connection therewith.

         (c) If Landlord shall fail to approve or disapprove Tenant's plans and specifications for the Initial Alterations within ten Business Days after the initial submission of such plans and specifications or within five Business Days after any resubmission of disapproved plans and specifications or if Landlord shall fail to approve or disapprove Tenant's final plans and specifications for any other Alteration within fifteen Business Days after the initial submission of the plans and specifications or within ten days after any resubmission of disapproved plans and specifications, each such time period running from the date of Landlord's receipt thereof, Landlord shall be deemed to have approved such plans and specifications.

         (d) Landlord shall use its commercially reasonable efforts to cure any then existing violations of applicable Requirements existing on the date hereof or applicable Requirements existing hereafter to the extent Landlord is obligated to comply therewith under Article 9 within the Building, which violations preclude Tenant from obtaining any permits or licenses necessary for it to make the Initial Alterations or subsequent alterations, whether any such violation is the result of an act or omission of Landlord or a tenant in the Building (other than a violation caused by Tenant, its agents or contractors or resulting from or in connection with Tenant's Alterations), provided, however, that (i) Landlord shall have no obligation to declare another tenant in default under any lease between such tenant and Landlord and (ii) Tenant's sole remedy in the event of Landlord's failure to use such commercially reasonable efforts shall be an action or proceeding to enforce Landlord's obligation to use such commercially reasonable efforts or for specific performance, injunction or declaratory judgment other than monetary damages in any such case unless it shall be judicially determined that Landlord is acting maliciously or in bad faith in failing to cure any such violation in which case Tenant shall be entitled to pursue its remedies at law or in equity, including monetary damages. For the purposes of this Section 5.1(d) "commercially reasonable efforts" shall include the enforcement by Landlord of its rights against any tenant that caused any such violation of applicable Requirements within the Building where such tenant is required to cure such violation pursuant to the terms of its lease with Landlord, including diligently and in good faith commencing and prosecuting appropriate litigation, and/or performance by Landlord of the obligation of a tenant to cure any such violation of applicable Requirements within the Building where such tenant fails to perform such obligation and where Landlord is entitled pursuant to the terms of the lease between Landlord and such tenant to perform such obligation on behalf of such tenant. Except as otherwise expressly set forth herein, Landlord shall have no liability with respect to its failure to cure any violation referred to above which precluded Tenant from obtaining any such permits or licenses.

         (e) Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Alterations.

     Section 5.2 MANNER AND QUALITY OF ALTERATIONS. (a) All Alterations shall be performed (i) in a good and workmanlike manner and free from defects, (ii) in accordance with the plans and specifications, and by contractors approved by Landlord, which approval shall not be unreasonably withheld, (iii) under the supervision of a licensed architect reasonably satisfactory to Landlord other than Alterations of a decorative nature, and (iv) in compliance with all Requirements, the terms of this Lease, all procedures and regulations then prescribed by Landlord for coordinating all work performed in the Building and the Rules and Regulations. All materials and equipment to be used in the Premises shall be first quality at least equal to the standards for the

Building then established by Landlord, and no such materials or equipment (other than Tenant's Property) shall be subject to any lien or other encumbrance. At Tenant's request, Landlord shall furnish Tenant with a list of contractors (containing at least three contractors for each trade) approved by Landlord who may perform on behalf of Tenant the types of Alterations described on such request. If Tenant engages any contractor set forth on such list, Tenant shall not be required to obtain Landlord's consent to such contractor unless, prior to the execution of an agreement between Tenant (either directly or through another contractor or subcontractor) and such contractor (or, if no written agreement is entered into, prior to the commencement of work by the contractor), Landlord shall notify Tenant that such contractor has been removed from such list. Such list shall be deemed to include any two of Lehrer McGovern Bovis, Inc., Quality Group Construction Company and Sweet Construction Company.

         (b) Notwithstanding the foregoing, with respect to any Alteration affecting any Building System, Landlord may withhold its approval, in its sole discretion, of any proposed contractor not set forth on any list of approved contractors furnished by Landlord to Tenant (containing at least three contractors with respect to each Building System other than the Class E life safety system and Landlord's energy management system) upon Tenant's request. With respect to any Alterations affecting the Class E life safety system or Landlord's energy management system, Landlord may withhold its approval, in its sole discretion, of any contractor other than Fire Service Inc. (with respect to Landlord's energy management system) and Carrier Corporation (with respect to Landlord's energy management system) or any contractor which has replaced Fire Service Inc. or Carrier Corporation, as the case may be, as Landlord's contractor with respect to the applicable Building System.

     Section 5.3 TENANT'S PROPERTY. All Alterations and Tenant's Property shall be and remain the property of Tenant and Tenant may, at any time on or before the Expiration Date, remove the same; provided, however, that Tenant, at Tenant's expense, shall remove any of Tenant's Alterations which are not standard office or showroom installations. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant's removal of any Alterations and/or Tenant's Property, and upon default thereof, Tenant shall reimburse Landlord, on demand, for Landlord's cost of repairing such damage. Any Alterations or Tenant's Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair any damage caused thereby, at Tenant's cost and without accountability to Tenant. This Section 5.3 shall survive the expiration or earlier termination of this Lease.

     Section 5.4 MECHANIC'S LIENS. Tenant, at its expense, shall discharge any lien or charge filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, within 30 days after Tenant's receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.

     Section 5.5 LABOR RELATIONS. Tenant shall not knowingly employ, or permit the employment of, any contractor, mechanic or laborer, or knowingly permit any materials to be delivered to or used in the Building, if, in Landlord's sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or the use and enjoyment of other Building tenants or occupants. In the event of such interference or conflict, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

     Section 5.6 TENANT'S COSTS. Tenant shall pay to Landlord within 15 days after rendition of a bill therefor all out-of-pocket costs actually incurred by Landlord in connection with Tenant's Alterations (including the Initial Alterations), such as costs incurred in connection with (i) Landlord's review of the Alterations (including review of requests therefor) and (ii) the provision of Building trade personnel required by trade union policy or otherwise, to operate elevators or other equipment, during the performance of any Alterations. In addition, Tenant shall pay to Landlord, within 15 days after rendition of a statement therefor, an amount equal to the aggregate of 5 percent of the total cost up to and including $15,000 (but in no event more than $750) of any Alterations on account of Landlord's supervision of the performance of such Alterations and scheduling of Building equipment, facilities and personnel in connection with any Alterations, provided, however, that Tenant shall have no obligation to pay any such fee in connection with the Initial Alterations.

     Section 5.7 TENANT'S EQUIPMENT. Tenant shall not move any heavy machinery, heavy equipment, heavy freight, bulky matter or heavy fixtures (collectively, "Equipment") into or out of the Building without Landlord's prior consent and payment to Landlord of any costs incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (i) to employ only persons holding a Master Rigger's License to perform such work, (ii) all work performed in connection therewith shall comply with all applicable Requirements and (iii) such work shall be done only during hours designated by Landlord. Tenant shall indemnify and hold Landlord harmless from and against all damages sustained by persons or property and all monies paid out by Landlord in settlement of any claims or judgments (including all expenses and attorneys' fees incurred in connection therewith) and all costs incurred in repairing any damage to the Building or appurtenances. The agreements set forth in this
Section 5.7 shall survive the expiration or earlier termination of this Lease.

     Section 5.8 LEGAL COMPLIANCE. The approval of plans or specifications or consent by Landlord to the making of any Alterations does not constitute Landlord's agreement or representation that such plans and specifications or any Alterations comply with any Requirements and/or with the certificate of occupancy issued for the Building. Landlord shall have no liability to Tenant or any other party in connection with Landlord's approval of any plans and specifications or consent to the making of any Alterations.

     Section 5.9 LANDLORD'S WORK. (a) Landlord shall at its own expense in a good and workmanlike manner, free and clear of any liens, perform the work described in Exhibit C hereto (collectively, "Landlord's Work") and obtain any permits, approvals and certificates required by any Governmental Authorities in connection therewith, subject to the same proviso contained in Section 4.2(a)(iii). Landlord shall, subject to Unavoidable Delay, use reasonable efforts to complete by the dates specified in Exhibit C Landlord's Work as soon as practical after the later of the Commencement Date, the delivery of vacant possession of the applicable floor and the obtaining of the approval and the SNDA (or the waiver thereof) contemplated by Sections 10.5 and 10.6. Tenant agrees to reimburse Landlord for one-half of the cost, but not to exceed $115,000, of removing any vinyl asbestos-containing floor tiles from the Premises 15 days after Landlord furnishes Tenant with a statement therefor following completion thereof.

         (b) Tenant agrees to provide Landlord and its agents, contractors, subcontractors and employees access to the Premises at all times to perform Landlord's Work and Tenant and Landlord agree to cooperate and cause their agents, contractors and subcontractors to cooperate so as to minimize to the extent practicable any interference with the performance of Landlord's Work and Tenant's Alterations.

         (c) Landlord may, from time to time, notify Tenant that it has substantially completed one or more items of Landlord's Work. Tenant may, within 10 Business Days after delivery of such notice, identify to Landlord any portion of such item of Landlord's Work not so completed and Landlord shall substantially complete any items so identified by Tenant within a reasonable period of time after Tenant shall notify Landlord of same. If Tenant shall not so identify any incomplete work within such time period, such item of Landlord's Work shall be deemed substantially completed.

     Section 5.10 STAIRCASE AND ACCESS. Tenant shall have the right, subject, as to specific location and manner of installation, to the terms of Sections 5.1,
5.2 and 5.5, to construct an internal staircase penetrating the floors of the Premises on the 21st, 22nd and 23rd floors of the Building. Landlord shall provide Tenant with reasonable access under the supervision of Landlord to the ceiling of the 19th floor of the Building in order to perform non-structural plumbing Alterations, subject to the rights of tenants occupying such floor, not interfering with the design of the space of such tenants and the provisions of this Article.

                                   ARTICLE 6

                                   FLOOR LOAD
                                   ----------

     Section 6.1 FLOOR LOAD. Tenant shall not place a load upon any floor of the Premises that exceeds 60 pounds per square foot "live load". Landlord reserves the right to reasonably prescribe the weight and position of all Equipment which Tenant wishes to place within the Premises. Tenant shall have the right to reinforce the floor slabs of the 21st, 22nd and 23rd floors of the Premises subject to the provisions of Article 5.

                                   ARTICLE 7

                                     REPAIRS
                                     -------

     Section 7.1 LANDLORD'S REPAIR AND MAINTENANCE. Landlord shall operate, maintain and, except as provided in Section 7.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems up to the point of connection to the Premises, and (ii) the public portions of the Building, both exterior and interior, and all structural elements of the Building, including the roof, roof structure, foundation and walls, in conformance with standards applicable to first-class renovated office buildings of comparable age and quality in the vicinity of the Building.

     Section 7.2 TENANT'S REPAIR AND MAINTENANCE. Tenant shall promptly, at its expense and in compliance with Article 5 of this Lease, (i) make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including Tenant's supplemental HVAC system and sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, heating, ventilating, air-conditioning, plumbing, sanitary, life-safety and other utility and service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible, and (ii) replace damaged doors and signs in and about the Premises. Without limiting the foregoing, all damage to the Premises or to any other part of the Building, or to any fixtures, equipment, sprinkler system and/or appurtenances thereof, whether requiring structural or nonstructural repairs, caused by or resulting from any act, omission, neglect or improper conduct of, or Alterations made by, or the moving of Tenant's fixtures, furniture or equipment into or out of the Premises by Tenant, Tenant's agents, employees, invitees or licensees, and all damage to any portion of the Building's Systems existing in the Premises, shall be repaired at Tenant's expense. Such repairs shall be made by (a) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System and/or if any damaged portion of the sprinkler system is contained within the Premises, or (b) Landlord, if the required repairs are structural in nature or affect any Building System or any portion of the sprinkler system not contained within the Premises. All Tenant repairs shall be of a quality at least equal to the original work or construction but utilizing new construction materials and shall be made in accordance with this Lease. Tenant shall give Landlord prompt notice of any defective condition of which Tenant is aware in any Building System located in, servicing or passing through the Premises. If Tenant fails after 15 days' notice (or such shorter period as may be required in an emergency) to proceed with due diligence to make any repairs required to be made by Tenant, Landlord may make such repairs and all expenses incurred by Landlord on account thereof, plus interest thereon at the Interest Rate, shall be paid by Tenant within 15 days after Landlord delivers to Tenant an invoice therefor. Notwithstanding the above but subject to the terms of Articles 11, 12, 13, 16 and 32 and other express provisions herein contained, Landlord shall not be relieved from responsibility directly to Tenant for any loss or damage (other than consequential damages, with respect to which Landlord shall have no responsibility whatsoever) caused directly to Tenant (other than to Tenant's property, with respect to which Landlord shall have no responsibility whatsoever except as otherwise expressly provided for herein) wholly or in part by the negligent acts or omissions of Landlord, its agents, employees and contractors. Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 32 in order to recoup for payments made to compensate for losses of third parties.

     Section 7.3 VERMIN. Tenant shall, at its expense, cause the Premises to be exterminated, from time to time as Landlord may reasonably direct or whenever there is evidence of infestation, to Landlord's reasonable satisfaction, by licensed exterminators approved by Landlord.

     Section 7.4 INTERRUPTIONS DUE TO REPAIRS. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises in the making of any repairs, alterations, additions or improvements, provided that Landlord shall have no obligation to employ contractors or labor at "overtime" or other premium pay rates or to incur any other "overtime" costs or additional expenses whatsoever, except that Landlord, at its expense (but subject to recoupment pursuant to Article 8 hereof), shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that (i) results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of casualty, materially interferes with Tenant's ability to conduct its business in the Premises. In all other cases, at Tenant's request and expense, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements. There shall be no allowance to Tenant for a diminution of rental value, no constructive eviction of Tenant and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment therein.

                                   ARTICLE 8

                    INCREASES IN TAXES AND OPERATING EXPENSES
                    -----------------------------------------

     Section 8.1 DEFINITIONS. For the purposes of this Article 8, the following terms shall have the meanings set forth below:

         (a) "TAXES" shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred in contesting any of the foregoing or the Assessed Valuation of all or any part of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payment of assessments pursuant to the next sentence or (y) franchise, inheritance or net income taxes imposed upon Landlord. If Landlord elects to pay any assessment in annual installments, then for the purposes of this Article 8, (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes (as evidenced by either the terms of the legislation imposing such tax or assessment or the legislative history thereof or other documents or evidence which reasonably demonstrate that such taxes were intended to serve as real estate taxes or fulfill substantially the same function as existing real estate taxes), provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of Landlord.

         (b) "ASSESSED VALUATION" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

         (c) "TAX YEAR" shall mean the twelve month period from July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

         (d) "BASE TAXES" shall mean an amount equal to the Taxes payable on account of the Base Tax Year.

         (e) "TENANT'S PROJECTED SHARE OF TAXES" shall mean Tenant's Tax Payment, if any, for the prior Comparison Year, plus an amount equal to Landlord's estimate of the amount of increase in Tenant's Tax Payment projected for the current Comparison Year, divided by 12 and payable monthly as Additional Rent.

         (f) "COMPARISON YEAR" shall mean (a) with respect to Taxes, any Tax Year commencing subsequent to the first day of the Base Tax Year, and (b) with respect to Operating Expenses, any calendar year commencing subsequent to the first day of the Base Expense Year.

         (g) "OPERATING EXPENSES" shall mean the aggregate of all costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, operation, repair and maintenance of the Building and the Real Property, such as: (i) insurance premiums, (ii) the cost of electricity furnished to the public and common areas of the Building (including, without limitation, Building Systems) and other areas not available for occupancy, gas, oil, steam, water, air conditioning and other fuel and utilities, (iii) attorneys' fees and disbursements and auditing, management and other professional fees and expenses, and (iv) any capital improvement as described in items (1) or (2) below which shall be installed by Landlord in the Building. Such improvements shall be amortized on a straight-line basis over such period as Landlord shall reasonably determine (with interest accruing on the unamortized portion thereof at the Base Rate in effect at the time such improvements are substantially completed per annum), and the amount included in Operating Expenses in any Comparison Year (until such improvement has been fully amortized) shall be equal to the annual amortized amount. A capital improvement shall be included in Operating Expenses only if it either (1) results in a reduction in Operating Expenses (as for example, a labor-saving improvement), provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings resulting from the installation and operation of such improvement, and/or (2) is made during any Comparison Year in compliance with Requirements enacted or imposed after the date of this Lease (including the interpretation, amendment or modification after the date of this Lease of Requirements enacted or imposed prior to the date of this Lease). Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Expense Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for the Base Expense Year or any Comparison Year, as the case may be, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Expense Year or any Comparison Year, if less than 95 percent of the Building rentable area shall have been occupied by tenant(s) at any time during any such Base Expense Year or Comparison Year, Operating Expenses shall be determined for such Base Expense Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95 percent throughout such Base Expense Year or Comparison Year.

         (h) "BASE OPERATING EXPENSES" shall mean the Operating Expenses for the Base Expense Year.

         (i) "STATEMENT" shall mean a statement containing a comparison of (1) the Taxes payable for the Base Tax Year and the Taxes payable for any Comparison Year, or (2) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year.

     Section 8.2 TENANT'S TAX PAYMENT. (a) If the Taxes payable for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("Tenant's Tax Payment"). On or about the start of each Comparison Year, Landlord shall furnish to Tenant a Statement of the Taxes setting forth the dates on which Landlord is obligated under law or to a Mortgagee or Lessor to pay Taxes in respect of such Comparison Year (the "Tax Payment Dates"), with the percentage of Taxes payable on each Tax Payment Date. Tenant shall pay to Landlord thirty days before each Tax Payment Date the same percentage of Tenant's Tax Payment payable for such Comparison Year as shown on such Statement as the percentage of Taxes for such Comparison Year payable by Landlord on such Tax Payment Date. In no event shall Tenant be obligated to make any payment of Tenant's Tax Payment sooner than ten days after receipt by Tenant of the relevant Statement. If there is any increase or decrease in Taxes payable for any Comparison Year, whether levied during or after such Comparison Year, Landlord may furnish a revised Statement for such Comparison Year, Tenant's Tax Payment for such Comparison Year shall be adjusted and, within 10 business days after Tenant's receipt of such revised Statement (a) with respect to any increase in Taxes payable for such Comparison Year, Tenant shall pay such increase in Tenant's Tax Payment to Landlord, or (b) with respect to any decrease in Taxes payable for such Comparison Year, Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Rent payable by Tenant. If, during the Term, Landlord elects to collect Tenant's Tax Payments, in full or in installments on any date or dates other than as presently required, then following Landlord's notice to Tenant, Tenant's Tax Payments shall be correspondingly revised.

         (b) If the applicable real estate tax fiscal year is changed, Taxes for such fiscal year shall be apportioned on the basis of the number of days in such fiscal year included in the particular Comparison Year for the purpose of making the computations under this Section.

         (c) Only Landlord shall be eligible to institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord's prior written consent shall constitute an Event of Default. If the Taxes payable for the Base Tax Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant's Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 10 business days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If the Taxes payable for the Base Tax Year are increased then Landlord shall either pay to Tenant, or at Landlord's election, credit against subsequent payments of Rent due, the amount by which such Additional Rent previously paid on account of Tenant's Tax Payment exceeds the amount actually due as a result of such recomputations. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant's Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation.

         (d) Tenant shall be obligated to make Tenant's Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status.

         (e) If the Expiration Date shall occur on a date other than June 30, any Additional Rent payable by Tenant to Landlord under this Section 8.2 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from June 30 to the Expiration Date shall bear to the total number of days in such Comparison Year. In the event of the expiration or earlier termination of this Lease, any Additional Rent under this Section 8.2 shall be paid or adjusted within 30 days after submission of the Statement. In no event shall Fixed Rent ever be reduced by operation of this
Section 8.2 and the rights and obligations of Landlord and Tenant under the provisions of this Section 8.2 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

         (f) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord's demand, as Additional Rent

         (g) Landlord represents that as of the date hereof, the Landlord is not entitled to any tax abatement in respect of the Building.

     Section 8.3 TENANT'S OPERATING PAYMENT. (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("Tenant's Operating Payment"). For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord's good faith reasonable estimate of Tenant's Operating Payment for such Comparison Year, based upon such year's budget. Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth of Landlord's estimate of Tenant's Operating Payment for such Comparison Year. If, however, Landlord shall furnish any such estimate for a Comparison Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 8.3 during the last month of the preceding Comparison Year, (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant's Operating Payment to be made for such Comparison Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 business days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate.

         (b) On or before May 1st of each comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. Each such Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by Landlord's managing agent. If the Statement shall show that the sums paid by Tenant under Section 8.3(a) exceeded the actual amount of Tenant's Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 10 business days after Tenant's receipt of the Statement.

         (c) If the Expiration Date shall occur on a date other than December 31, any Additional Rent under this Section 8.3 for the Comparison Year in which such Expiration Date shall occur shall be apportioned on the basis of the number of days in the period from January 1 to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 8 shall be paid or adjusted within 30 days after submission of the Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 8.3 and the rights and obligations of Landlord and Tenant under the provisions of this
Section 8.3 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

     Section 8.4 FORMULA. The computations of Additional Rent under this Article 8 are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for Taxes, costs and expenses paid by Landlord with respect to the Building.

     Section 8.5 NON-WAIVER; DISPUTES. (a) Landlord's failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord's right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year (but not to exceed two years after such Year), nor shall the rendering of a Statement prejudice Landlord's right to thereafter render a corrected Statement for that Comparison Year. Nothing in the preceding sentence to the contrary shall preclude Landlord from submitting to Tenant for payment and collecting from Tenant any amount owed in respect of an earlier Comparison Year that is billed to and paid for by Landlord within such two year period.

         (b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall (i) within 30 days after such Statement is sent, pay to Landlord the amount set forth in such Statement, without prejudice to Tenant's right to dispute such Statement, and (ii) within 90 days after such Statement is sent, send a written notice to Landlord objecting to such Statement and specifying the reasons that such Statement is claimed to be incorrect. If such notice is sent, Tenant (together with its accountants) may examine Landlord's books and records during normal business hours relating to the operation of the Real Property or the payment of Taxes to determine the accuracy of any Statement. If after such examination, Tenant still disputes such Statement, either party may refer the issues raised to an independent firm of certified public accountants selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and/or such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such examination. The fees and expenses relating to such procedure shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). Landlord shall pay Tenant any amount it owes Tenant under this Section 8.5(b) within fifteen days after any resolution thereof hereunder. If such accountants shall determine that any Statement is inaccurate as a whole by 5 percent or more, then Tenant shall have the right, notwithstanding the foregoing to the contrary, to examine any Statement rendered to it during the 12 month period immediately preceding the date of the disputed Statement.

         (c) The expiration or termination of this Lease during any Comparison Year or Tax Year, as the case may be, shall not affect the rights or obligations of the parties hereto respecting any payments or refunds due hereunder and any Statement, on a pro rata basis, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Statement shall be payable within ten days after such Statement is sent to Tenant and any refunds due hereunder shall be payable within ten days after receipt by Landlord.

                                   ARTICLE 9

                               REQUIREMENTS OF LAW
                               -------------------

     Section 9.1 (a) TENANT'S COMPLIANCE. Tenant, at its expense and in accordance with Article 5 of this Lease, shall comply (or cause to be complied with) all Requirements applicable to the Premises whether initially imposed upon Landlord or Tenant, except that Tenant shall not be under any obligation to comply with any Requirement applicable to the mere general "office" use (as opposed to any particular use of Tenant, which particular use includes any Permitted Use other than office use) of the Premises. Tenant shall make all repairs and alterations, whether structural or nonstructural, ordinary or extraordinary, arising as a result of (i) the specific manner and nature of use or occupancy by Tenant, or (ii) Alterations made by Tenant in the Premises.

If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt written notice thereof.

         (b) HAZARDOUS MATERIALS. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time.

         (c) LANDLORD'S COMPLIANCE. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building which are not the obligation of Tenant, to the extent that non-compliance would impair Tenant's use and occupancy of the Premises and Tenant's ability to conduct its business in the Premises for any Permitted Use and the cost thereof shall be included in Operating Expenses pursuant to Section 8.1(g) of this Lease.

         (d) LANDLORD'S INSURANCE. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, or (iii) cause an increase in the rate of fire insurance then on the Building over that in similar type buildings. If the fire insurance rates increase as a result of Tenant's failure to comply with the provisions of this Article, Tenant shall promptly cure such failure and shall reimburse Landlord, as Additional Rent, for the increased fire insurance premiums paid by Landlord because of such failure by Tenant. In any action or proceeding which Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the appropriate Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the fire insurance rates then applicable to the Building.

     Section 9.2 SPRINKLERS. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications and/or Alterations be made or any additional equipment be supplied in connection with the sprinklers serving the Building or the Premises by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant's expense.

     Section 9.3 LIMITATIONS ON RENT. If at any time during the Term by reason of any Requirement, the Rent is not fully collectible, Tenant shall take such other steps (without additional expense to Tenant) as Landlord may request, and as may be legally permissible, to permit Landlord to collect the maximum rents which may during the continuance of such restriction be legally permissible (but not in excess of the Rent reserved under this Lease). Upon the termination of such restriction during the Term, Tenant shall pay to Landlord, in addition to the Rent for the period following such termination of the restriction, if legally permissible, the portion of Rent which would have been paid pursuant to this Lease but for such legal restriction less the Rent paid by Tenant to Landlord while such restriction was in effect.

                                   ARTICLE 10

                                  SUBORDINATION
                                  -------------

     Section 10.1 (a) SUBORDINATION AND ATTORNMENT. This Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

         (b) If a Lessor or Mortgagee or any person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of the party succeeding to Landlord's rights and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as the Landlord under this Lease. The provisions of this Article are self-operative requiring no further instruments to give effect thereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request
(i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant's tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the monetary obligations of Tenant under this Lease or increase Tenant's other obligations or adversely affect the rights of Tenant under this Lease in any case other than to a de minimis extent. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not:

                  (i) be liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission);

                  (ii) be subject to any defense, counterclaim, set-off or offsets which Tenant may have against Landlord;

                  (iii) be bound by any prepayment of more than one month's Rent to any prior landlord;

                  (iv) be bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest;

                  (v) be bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance pursuant to the provisions of this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or awards, respectively, actually made available to such successor landlord; or

                  (vi) be bound by any modification, amendment or renewal (other than pursuant to Article 37) of this Lease made without successor landlord's consent.

     Section 10.2 MORTGAGE AND/OR SUPERIOR LEASE DEFAULTS. Tenant shall not knowingly cause a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. Any Mortgagee may elect that this Lease shall have priority over the Mortgage that it holds and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution provided such modifications do not increase the monetary obligations of Tenant under the Lease, increase Tenant's other obligations, or adversely affect the rights, of Tenant under this Lease in any case other than to a de minimis extent.

     Section 10.3 TENANT'S TERMINATION RIGHT. As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord (i) until Tenant shall have given written notice of such act or omission to all Lessors and/or Mortgagees, and (ii) unless such act or omission shall be one which is not capable of being remedied within a reasonable period of time, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation.

     Section 10.4 PROVISIONS. The provisions of this Article shall (i) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (ii) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

     Section 10.5 NON-DISTURBANCE AGREEMENTS. Landlord hereby agrees to use reasonable efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement (a "SNDA") from all existing Mortgagees and Lessors, in the standard form customarily employed by such Mortgagee and/or Lessor. Landlord represents that, as of the date hereof, there are no existing Superior Leases and the only existing Mortgagee is Citicorp Real Estate, Inc. If Landlord fails to deliver to Tenant a SNDA from Citicorp

Real Estate, Inc. within twenty days after the execution and delivery of this Lease by Landlord and Tenant, Tenant shall have the right for up to ten days after the expiration of such 20-day period to terminate this Lease by giving Landlord notice of termination, whereupon this Lease shall terminate as of the date such notice is given. In the event Tenant fails to exercise its right to terminate this Lease as aforesaid within the period specified, then this Lease shall continue in full force and effect and Tenant shall have no further right to terminate this Lease under this Section. As a condition to Tenant's agreement hereunder to subordinate Tenant's interest in this Lease to any future Mortgage and/or any Superior Lease made between Tenant and such Mortgagee and/or Lessor, such Mortgagee under such Mortgage, or Lessor under such Superior Lease, as the case may be, shall be obligated to deliver to Tenant a SNDA, in the standard form customarily employed by such Mortgagee or Lessor.

     Section 10.6 APPROVAL. Notwithstanding anything to the contrary contained herein, this Lease shall cease to be effective and become null and void twenty days after the execution and delivery hereof by Landlord and Tenant if Citicorp Real Estate, Inc. does not approve of this Lease by such date.

     Section 10.7 SNDA CONTROLLING. SNDA CONTROLS, AS BETWEEN TENANT AND CITICORP REAL ESTATE, INC., IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS LEASE AND THE PROVISIONS OF THE SNDA BETWEEN TENANT AND SAID BANK.

                                   ARTICLE 11

                                    SERVICES
                                    --------

     Section 11.1 ELEVATORS. Landlord, at its expense, shall provide passenger elevator service to the Premises at all times, and at least one freight elevator serving the Premises available upon Tenant's prior request, on a non-exclusive "first come, first served" basis with other Building tenants, on all Business Days from 8:00 a.m. to 11:45 a.m. and from 1:00 p.m. to 4:45 p.m.

     Section 11.2 (a) HEATING, VENTILATION AND AIR CONDITIONING. Landlord shall furnish to the Premises heating, ventilation and air-conditioning ("HVAC") for the comfortable occupancy of the Premises, in accordance with the standards set forth in Exhibit D on all Business Days from 8:00 a.m. to 6:00 p.m. Landlord, at its expense, shall repair and maintain the HVAC System in good working order, provided repairs required as a result of the negligence or willful misconduct of Tenant, its agents or employees, shall be performed at Tenant's expense. Landlord shall have free access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, "Electrical Installations"), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord's access thereto or the moving of Landlord's equipment to and from the Electrical Installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the Electrical Installations or tamper with, adjust, or otherwise affect such Electrical

Installations. Tenant shall not install any supplementary or auxiliary HVAC equipment to serve the Premises without Landlord's prior written consent in each instance.

         (b) Landlord shall not be responsible if the normal operation of the Building system providing HVAC to the Premises (the "HVAC System") shall fail to provide cooled or heated air, as the case may be, at reasonable temperatures, pressures, degrees of humidity, volumes or velocities to any parts of the Premises (i) by reason of any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, which shall have an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, as the case may be, or (ii) because of any rearrangement of partitioning or other Alterations (including the Initial Installations) made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant shall cause to be kept closed all of the operable windows in the Premises and shall lower the blinds when necessary because of the sun's position whenever the HVAC System is in operation or when and as reasonably required by any Requirement or any applicable Governmental Authority. Tenant at all times shall cooperate fully with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

     Section 11.3 OVERTIME FREIGHT ELEVATORS AND HVAC. The Rent does not reflect or include any charge to Tenant for the furnishing of any elevator service (other than the one passenger elevator to be available at all times) or HVAC to the Premises during any periods other than for the hours and days set forth in
Section 11.2 hereof ("Overtime Periods"). Landlord shall not be required to furnish any such services during Overtime Periods unless Landlord has received notice from Tenant requesting such services prior to 2:00 p.m. on the day upon which such services are requested, or by 2:00 p.m. on the last preceding Business Day, if such Overtime Periods are to occur on a day other than a Business Day, but Landlord shall use reasonable efforts (without obligation to incur any additional cost) to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator service to the Premises during Overtime Periods, Tenant shall pay to Landlord Landlord's then established rates for such service in the Building, provided, however, (a) Tenant shall not be required to pay for use of the freight elevator during Overtime Periods if such use is (i) during the 96 hour period immediately prior to Tenant's initial move-in to the Premises or (ii) in compliance with a recycling program imposed by a Requirement where Landlord has not made the freight elevator available during ordinary hours of operation, and (b) such rates shall be reasonably comparable to the rates for the same services then charged by other comparable first-class office buildings in mid-town Manhattan (with Tenant in any contest thereof having the burden of proving that Landlord's rates are not reasonably comparable). If Landlord shall furnish HVAC to the Premises during Overtime Periods, Tenant shall pay to Landlord Landlord's then established rates for such service in the Building. If another tenant utilizing HVAC requests the same or overlapping Overtime Periods for such service, the charge to Tenant shall be appropriately and equitably apportioned among the tenants requesting HVAC for such period.

     Section 11.4 CLEANING. Landlord shall cause the Premises (excluding any portions thereof (a) used for the storage, preparation, service or consumption of food or beverages or (b) which Tenant requests Landlord not to clean or enter) to be cleaned, substantially in accordance with the standards set forth in Exhibit E. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, shall be done, at Tenant's expense, by Landlord's contractor whose rates shall be competitive with rates of other such contractors in the vicinity of the Building. Tenant may contract directly with Landlord's cleaning contractor or any other cleaning contractor approved by Landlord, which approval shall not be unreasonably withheld, to perform any additional cleaning. Landlord and its cleaning contractor and their respective employees shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on Business Days.

     Section 11.5 WATER. Landlord, at Landlord's expense, shall provide to the Premises hot and cold water for drinking, cleaning and lavatory purposes. If Tenant requires or uses water for any additional purposes, Landlord may install a water meter. Tenant shall pay for the cost of such installation, maintenance, repairs and replacements thereto, and for water consumed as shown on the meter. Tenant shall also pay a reasonable charge for any required pumping or heating thereof up to three percent of the cost of the water provided, and any sewer rent, tax and/or charge now or hereafter assessed or imposed upon the Premises or the Real Property pursuant to any Requirement.

     Section 11.6 SERVICE INTERRUPTIONS. Landlord reserves the right to suspend any service when necessary by reason of Unavoidable Delays, accidents or emergencies, or for repairs, alterations or improvements which, in Landlord's reasonable judgment, are desirable or necessary to be made, until such Unavoidable Delay, accident or emergency shall cease or such repairs, alterations or improvements are completed. Landlord shall not be liable for any such interruption, curtailment or failure to supply services provided Landlord shall use reasonable efforts to restore such service, remedy such situation and minimize any interference with Tenant's business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise.

     Section 11.7 REFUSE AND RUBBISH REMOVAL. Landlord shall provide refuse and rubbish removal services at the Premises for ordinary office refuse and rubbish (including fabrics) pursuant to regulations reasonably established by Landlord. Tenant shall pay to Landlord, within 10 business days of receipt of an invoice therefor, the cost of such removal to the extent that the same exceeds the refuse and rubbish customarily generated by executive and general office tenants. In addition, if Tenant shall dispose of its refuse and rubbish in the public areas of the Building, Tenant shall be liable for the cost of such removal. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose.

     Section 11.8 CONDENSER WATER. Landlord shall provide 120 tons of condenser water in connection with Tenant's independent supplemental air-conditioning units, which shall be available at all times and installed in accordance with the provisions of Article 5 hereof. Tenant shall pay Landlord an annual charge for such condenser water, whether or not Tenant utilizes such amount of condenser water (unless Tenant notifies Landlord in writing of its irrevocable election to reduce the number of tons to which it is entitled hereunder in which case Landlord shall only charge Tenant for such lower number of tons), at Landlord's then established rate (which is as of the date hereof $150 per ton) for condenser water, which charge shall be payable in equal monthly installments together with Tenant's payment of Fixed Rent, provided, however, such rate shall not be increased at any time by a percentage that exceeds 125 percent of the proportionate increase of the Consumer Price Index from that in effect for the month preceding the month in which the date of this Lease occurs to the month preceding the month in which the date of the calculation of such charge occurs. In addition to the foregoing charges there shall be a one-time "tap-in" fee equal to $700 per ton of unit capacity, payable within fifteen (15) days after rendition of a bill therefor. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of condenser water supplied to Tenant by reason of any Requirement, act or omission of the public service company serving the Building or for any other reason not attributable to the negligence or wilful misconduct of Landlord, its agents, contractors and employees. In connection with Tenant's independent supplemental air-conditioning units, Tenant shall be entitled to access fresh air through the courtyard windows of the Premises.

                                   ARTICLE 12

                INSURANCE. PROPERTY LOSS OR DAMAGE: REIMBURSEMENT
                -------------------------------------------------

     Section 12.1 (a) TENANT'S INSURANCE. Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

                  (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, death and/or property damage occurring in or about the Premises or the Building, under which Tenant is named as the insured and Landlord, Landlord's managing agent and any Lessors and any Mortgagees whose names shall have been furnished to Tenant are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent or any Lessors or Mortgagees named as additional insureds, and Tenant agrees to obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 35 hereof. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 per location, provided, however, that Landlord shall retain the right to require Tenant to increase such coverage to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in first-class renovated buildings in the City of New York, provided, however, that such amount of insurance shall not be increased at any time by a percentage that exceeds 125 percent of the proportionate increase of the Consumer Price Index from that in effect for the month preceding the month in which the date of this Lease occurs to the month preceding the month in which the date of the calculation of such increase occurs. The deductible or self insured retention for such policy shall in no event exceed $50,000 at any time. If the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve, Tenant shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Landlord's reasonable judgment, Tenant maintains sufficient excess liability insurance to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit;

                  (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" insurance policies with extended coverage, insuring Tenant's Property, and all Alterations and improvements to the Premises (including the Initial Installations) to the extent such Alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building (hereinafter "Building Standard Installations"), for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, as reasonably determined by Landlord; (iii) during the performance of any Alteration, until completion thereof, Builder's risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any Mortgagee and any Lessor in all work incorporated in the Building and all materials and equipment in or about the Premises;

                  (iii) workers' Compensation Insurance, as required by law;

                  (iv) disability Benefits Policy Insurance; and

                  (v) such other insurance in such amounts as Landlord, any Mortgagee and/or any Lessor may reasonably require from time to time.

         (b) All insurance required to be carried by Tenant pursuant to the terms of this Lease (i) shall contain a provision that (x) to the extent obtainable, no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (y) the policy shall be noncancellable and/or no material change in coverage shall be made thereto unless Landlord, Lessors and Mortgagees shall have received 30 days' prior written notice of the same, and (z) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord, Lessors and Mortgagees shall have no obligation for the payment thereof, and (ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the state in which the Building is located, and rated in

Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of "A" and a "Financial Size Category" of at least "VIII" or, if such ratings are not then in effect, the equivalent thereof.

         (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried by each party pursuant to this Article 12. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 5 days prior to the expiration of such policy. In lieu of the policy of insurance required to be delivered to Landlord pursuant to this Article (the "Policy"), Tenant may deliver to Landlord a certification from Tenant's insurance company (in the form of an "Acord 27" or the equivalent and not an "Acord 25-S") which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to Landlord and any other named insured and/or additional insureds thereunder (the "Insured Parties") all the rights and privileges afforded under the Policy, (ii) contains an unconditional obligation of the insurance company to give all Insured Parties advance notice of termination of the Policy, and (iii) contains an unconditional obligation of the insurance company to advise all Insured Parties at least 30 days in advance of any change to the Policy that would affect the interest of any of the Insured Parties.

     Section 12.2 WAIVER OF SUBROGATION. Landlord and Tenant shall each procure an appropriate clause or endorsement in any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery and agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as a loss payee under the policy. If the payment of an additional premium is required for either (i) the inclusion of, or consent to, a waiver of subrogation, or (ii) for naming any party a loss payee, each party shall advise the other, in writing, of the amount of any such additional premiums and the other party may pay such additional premium. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as a loss payee, even with the payment of an additional premium, then the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision and such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Alterations or improvements to the Premises, to the extent they exceed Building Standard Installations, (ii) Tenant's Property, and (iii) any loss suffered by Tenant due to interruption of Tenant's business.

     Section 12.3 LANDLORD'S INSURANCE. Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the

Building, including Tenant's Alterations (exclusive of Above Building Standard Alterations), as may be insurable under then available standard Insurance Services Office "all-risks" insurance policies or comparable broad form coverage such as is provided under the ISO Commercial Risks Services, Inc., 1983 Form entitled "Causes of Loss - Special Form" in an amount equal to one hundred percent (100%) of the replacement cost thereof (as determined for insurance purposes) or in such lesser amount as will avoid co-insurance (including an "agreed amount" endorsement); provided, that, as to Tenant's Alterations, Landlord shall only be required to insure the same, if Tenant shall notify Landlord of the completion of any Alterations and of the cost thereof and shall, from time to time, as required by Landlord or any of Landlord's insurers, assist the same in determining the replacement cost thereof. Tenant shall maintain adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

                                   ARTICLE 13

                        DESTRUCTION - FIRE OR OTHER CAUSE
                        ---------------------------------

     Section 13.1 (a) RESTORATION. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord, and the damage shall be repaired by Landlord, at its expense, to substantially the condition of the Premises prior to the damage, but Landlord shall have no obligation to repair or restore (i) Tenant's Property or (ii) except as provided in Section 13.1(b), any Alterations or improvements to the Premises, to the extent such Alterations or improvements exceed Building Standard Installations ("Above Building Standard Installations"). So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 13.1 and provided Tenant timely delivers to Landlord either Tenant's Restoration Payment (hereinafter defined) or the Restoration Security (hereinafter defined) or Tenant shall expressly waive any obligation of Landlord to repair or restore any of Tenant's Above Building Standard Installations, then until such time as the restoration of the Premises or the Building, as the case may be, is substantially completed, Rent shall be reduced in the proportion by which the area of the part of the Premises which is neither usable (or accessible) nor used by Tenant bears to the total area of the Premises.

         (b) As a condition precedent to Landlord's obligation to repair or restore any of Tenant's Above Building Standard Installations, Tenant shall (A) pay to Landlord upon demand a sum ("Tenant's Restoration Payment") equal to the amount, if any, by which (i) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and improvements in the Premises to their condition prior to the damage, exceeds
(ii) the cost of restoring the Premises with Building Standard Installations, which amount shall include any deductible under Tenant's policy of insurance insuring such Alterations and improvements, or (B) furnish to Landlord security (the "Restoration Security") in form and amount reasonably acceptable to Landlord to secure Tenant's obligation to pay all costs in excess of restoring the Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord Tenant's Restoration Payment or the Restoration Security, within 15 days after Landlord's demand therefor, Tenant's abatement of Rent shall cease commencing as of the 16th day after Landlord's demand, and shall resume upon delivery to Landlord of Tenant's Restoration Payment or the Restoration Security.

     Section 13.2 LANDLORD'S TERMINATION RIGHT. Notwithstanding anything to the contrary contained in Section 13.1, if the Building shall be so damaged that, in Landlord's reasonable opinion, demolition of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then in such event, Landlord may, not later than 60 days following the date of the damage, give Tenant a written notice terminating this Lease, provided that if the Premises are not substantially damaged or rendered substantially untenantable, Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease) affecting at least 60 percent of the rentable area of the Building (excluding any rentable area occupied by Landlord or its affiliates). If this Lease is so terminated, (i) the Term shall expire upon the 10th day after such notice is given, (ii) Tenant shall vacate the Premises and surrender the same to Landlord, (iii) Tenant's liability for Rent shall cease as of the date of the damage, (iv) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant, and (v) Landlord shall collect the insurance proceeds of policies providing coverage for Alterations and other improvements to the Premises. Landlord shall retain such proceeds to the extent that Landlord performed or paid for such Alterations and improvements, whether by contribution, offset or otherwise. The balance of such proceeds, if any, shall be paid to Tenant.

     Section 13.3 TENANT'S TERMINATION RIGHT. If the Premises are materially damaged or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice ("Restoration Notice") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises shall be substantially completed. If the Restoration Notice estimates that the restoration shall not be substantially completed on or before a date ("Landlord's Restoration Date") which shall be the later of (i) 12 months following the date of such damage, or (ii) nine months following the delivery by Tenant to Landlord of Tenant's Restoration Payment or the Restoration Security, unless Tenant has expressly waived Landlord's obligations to restore the Above Building Standard Installations in which event Landlord's Restoration Date shall be 12 months following the date of such damage, then Tenant shall have the right to terminate this Lease by giving written notice ("Termination Notice") to Landlord not later than 30 days following Tenant's receipt of the Restoration Notice. If Tenant delivers to Landlord a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice as if such date were the Expiration Date, and Rent shall be apportioned and shall be paid or refunded, as the case may be, up to and including the date of such damage. If Tenant shall not have given the Termination Notice pursuant to this Section 13.3, and Landlord shall fail to substantially complete the restoration of the Premises on or before Landlord's Restoration Date, subject to Unavoidable Delays (which may not exceed an additional three months in the aggregate), then Tenant shall have the right to terminate this Lease by delivery to Landlord of a Termination Notice not later than 30 days following such date.

     Section 13.4 FINAL 18 MONTHS. Notwithstanding anything set forth to the contrary in this Article 13, in the event that any damage rendering the Premises wholly untenantable occurs during the final 18 months of the Term, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice unless Tenant exercises its right to renew this Lease pursuant to Article 37 prior to the 30th day after the date of such notice. For purposes of this Section 13.4, the Premises shall deemed wholly untenantable if due to such damage, Tenant shall be precluded from using more than 50 percent of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue until at least the earlier of the (i) Expiration Date and (ii) the 90th day after the date when such damage occurs.

     Section 13.5 WAIVER OF REAL PROPERTY LAW SS. 227. This Article 13 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

     Section 13.6 INABILITY TO COLLECT. Notwithstanding any of the foregoing provisions of this Article, if Landlord or any Mortgagee or Lessor shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent to the extent of such loss of insurance proceeds.

     Section 13.7 LANDLORD'S LIABILITY. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, or for the loss of or damage to any property of Tenant by theft or otherwise. None of Landlord, its agents, any Mortgagee or Lessor shall liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 5). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for delay on account of "labor troubles" or any other cause beyond Landlord's control arising from any repair or restoration of any portion of the Premises or of the Building provided that Landlord shall perform any such repair or restoration expeditiously and in a manner as to minimize unreasonable interference with Tenant's business. None of the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 35 in order to recoup for payments made to compensate for losses of third parties.

     Section 13.8 WINDOWS. If at any time any windows of the Premises are temporarily closed, darkened or covered over by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened or covered over due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

                                   ARTICLE 14

                                 EMINENT DOMAIN
                                 --------------

     Section 14.1 (a) TOTAL TAKING. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose, this Lease shall terminate and the Term shall end as of the date of the vesting of title, with the same effect as if such date were the Expiration Date, and Rent shall be prorated and adjusted as of such date.

         (b) PARTIAL TAKING. If only a part of the Real Property, the Building or the Premises shall be acquired or condemned then, except as hereinafter provided in this Article, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the Rent and Tenant's Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such acquisition or condemnation.

         (c) LANDLORD'S TERMINATION RIGHT. Whether or not the Premises are affected, Landlord may give to Tenant, within 60 days following the date upon which Landlord receives notice that at least 15 percent of the Real Property, the Building or the Premises has been acquired or condemned, a notice of termination of this Lease, provided that Landlord elects to terminate leases (including this Lease), affecting at least 60 percent of the rentable area of the Building (excluding any rentable area leased by Landlord or its affiliates).

         (d) TENANT'S TERMINATION RIGHT. If the part of the Real Property so acquired or condemned contains more than 15 percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant received notice of such acquisition or condemnation. If Tenant so notifies Landlord, this Lease shall terminate and the Term shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section 14.1, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation, excluding Tenant's Alterations and/or above Building-Standard Installations.

         (e) APPORTIONMENT OF RENT. Upon any termination of this Lease pursuant to the provisions of this Article 14, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

     Section 14.2 AWARDS. Upon any acquisition or condemnation of all or any part of the Real Property, Landlord shall receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, Tenant's Alterations or improvements; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 14 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property or Tenant's Above Building Standard Installations included in such taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

     Section 14.3 TEMPORARY TAKING. If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement, and Tenant shall be entitled to receive any award or payment for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

                                   ARTICLE 15

                     ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.
                     --------------------------------------

     Section 15.1 (a) NO ASSIGNMENT/SUBLET. Except as expressly set forth herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 15 shall __________________________________.

         (b) COLLECTION OF RENT. If, without Landlord's consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anybody other than Tenant or this Lease or the Premises or Tenant's Property is encumbered (by operation of law or otherwise), Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article 15, the acceptance of the assignee, subtenant or occupant as tenant, or the release of Tenant from the performance of Tenant's covenants hereunder. Tenant shall remain fully liable for the obligations under this Lease.

         (c) FURTHER ASSIGNMENT/SUBLET. Landlord's consent to any assignment or subletting shall not relieve Tenant from obtaining Landlord's express written consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others, without Landlord's prior written consent in each instance, not to be unreasonably withheld by Landlord with respect to one further subletting by the subtenant, provided that the subtenant and such proposed sublease shall comply with the requirements of this Article 15.

     Section 15.2 TENANT'S NOTICE. If Tenant desires to assign this Lease in its entirety or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) shall be granted the right, at Landlord's option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the "Partial Space") if the proposed transaction is a sublease for a term expiring within the last 18 months of the Term, upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 75 percent or more of the rentable square footage of the Premises if the proposed transaction is a sublease for a term expiring within the last 18 months of the Term, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 20 days after Landlord's receipt of Tenant's notice.

     Section 15.3 LANDLORD'S TERMINATION. If Landlord exercises its option to terminate all or a portion of this Lease pursuant to Section 15.2, (i) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence,
(ii) Tenant's Rent shall be apportioned, paid or refunded as of such date, (iii) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, (iv) Landlord shall cooperate with Tenant to reduce the face amount of the Letter of Credit by the same proportion as the terminated portion of the Premises bore to the whole of the Premises, and (v) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

     Section 15.3A (a) LANDLORD'S LEASEBACK. If Landlord receives a notice from Tenant as described in Section 15.2, Landlord or its designee may sublease from Tenant the space described in Tenant's notice (and if the space described in Tenant's notice constitutes 75 percent or more of the rentable square footage contained in the Premises, Landlord may sublease from Tenant the entire Premises) (such space being hereafter referred to as the "Leaseback Space") if the proposed transaction is a sublease for a term not expiring within the last 18 months of the Term, provided, however, that Landlord shall have no right, unless the Leaseback Space comprises 75 percent or more of the rentable square footage of the Premises, to sublease up to the greater of (x) one quarter of the rentable square footage of the Premises and (y) one full floor of the Premises. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall:

                  (i) be expressly subject to all of the covenants, terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as expressly set forth in this Article 15 to the contrary;

                  (ii) give the subtenant the unqualified and unrestricted right, without Tenant's consent, to assign such sublease or any interest therein and/or to sublet all or any portion of the space covered by such sublease and to make alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the Term of this Lease less one day;

                  (iii) provide that any assignee or further subtenant of Landlord or its designee, may, at Landlord's option, be permitted to make alterations and decorations in such space and that any or all of such alterations, decorations and installations may be removed by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant shall, at its expense, repair any damage caused by such removal; and

                  (iv) provide that (A) the parties to such sublease expressly negate any intention that the sublease estate be merged with any other estate held by either of such parties, (B) any assignment or sublease by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in its sole discretion, shall deem appropriate, (C) Tenant shall, at its sole cost and expense, at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (D)Landlord may, at Tenant's expense make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Premises and to comply with any Requirements or insurance requirements relating to such separation, and (E) that at the expiration of the term of such sublease, Tenant will accept the Leaseback Space in its then existing condition, subject to the obligations of the subtenant to make such repairs as may be necessary to preserve such premises in good order and condition.

         (b) OBLIGATIONS RE: LEASEBACK SPACE. If Landlord exercises its option to sublet the Leaseback Space:

                  (i) Tenant shall be released from all liabilities and obligations under this Lease with respect to the Leaseback Space for the Leaseback Space term and Landlord shall indemnify, defend and hold harmless Tenant from all obligations under this Lease as to the Leaseback Space during the period it is so sublet to Landlord, except as to any obligation arising out of or resulting from the negligence or willful misconduct of Tenant, or any of its agents, contractors or employees;

                  (ii) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant pursuant such sublease; or

                  (iii) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or Landlord's designee); and

                  (iv) Any consent required of Tenant, as Landlord under the sublease, shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease, and any failure of Landlord (or its designee) to comply with the provisions of the sublease other than with respect to the payment of Rent shall not constitute a default thereunder or hereunder if Landlord shall have consented to such non-compliance.

     Section 15.4 CONSENT BY LANDLORD. If Landlord does not exercise any of Landlord's options provided under Sections 15.2 and 15.3A (which options shall not apply to any proposed subtenant which is a licensee of a tradename owned by Tenant, and provided that no Event of Default exists as of the time of Landlord's consent to, and as of the effective date of, the proposed assignment or sublease, Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed. Such consent shall be granted or declined (if the following provisions are unsatisfied), as the case may be, within 25 days after Landlord's receipt of (a) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (b) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements, and (c) any other information Landlord may reasonably request, provided that:

                  (i) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises will be used in a manner, which (a) is in keeping with the then standards of the Building,
(b) limits the use of the Premises to Permitted Uses and (c) does not violate any restrictions set forth in this Lease, and/or any negative covenant as to use contained in any other lease in the Building of which Tenant has been advised;

                  (ii) the proposed assignee or subtenant is a reputable person or entity of good character with sufficient financial means (given the obligations set forth in the Lease) to perform all of its obligations under the Lease or sublease, as the case may be, and Landlord has been furnished with reasonable proof thereof;

                  (iii) if Landlord has or reasonably expects to have within six months thereafter, comparable space available in the Building, neither the proposed assignee or subtenant nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant is then an occupant of the Building;

                  (iv) the proposed assignee or subtenant is not a person or entity (or affiliate of a person or entity) with whom Landlord or Landlord's agent is then or has been within the prior six months negotiating in connection with the rental of space in the Building; upon written request by Tenant, Landlord shall advise Tenant whether it is then negotiating with any proposed assignee or subtenant;

                  (v) the form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 15;

                  (vi) there shall be not more than four subtenants in each floor of the Premises;

                  (vii) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal costs reasonably incurred in connection with the granting of any requested consent;

                  (viii) Tenant shall not publicly advertise the availability of the Premises or list the Premises to be sublet or assigned with a broker, agent or otherwise at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building but the foregoing provision shall not be deemed to prohibit Tenant from responding to brokers' solicitations and any other inquiries regarding the proposed rental rate or from negotiating a sublease at a lesser rate of rent and consummating the same insofar as it may be permitted under the provisions of this Article 15;

                  (ix) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the city and state in which the Building is located; and

                  (x) the provisions of clauses (iii), (iv) and (viii) shall not apply to any proposed subtenant which is a licensee of a tradename owned by Tenant.

     Section 15.5 BINDING ON TENANT; INDEMNIFICATION OF LANDLORD. Each sublease pursuant to this Article 15 shall be subject to all of the covenants, terms and conditions of this Lease. Notwithstanding any such sublease to any subtenant and/or acceptance of Rent by Landlord from any subtenant, Tenant shall remain fully liable for the payment of all Rent due and to become due hereunder and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant's part to be observed and performed; and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall violate any obligations of this Lease shall be deemed to be a violation by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 15.

     Section 15.6 TENANT'S FAILURE TO COMPLETE. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 180 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 15.2 and 15.4 hereof before assigning this Lease or subletting all or part of the Premises.

     Section 15.7 SUBLEASE RESTRICTIONS. With respect to each and every sublease and/or assignment authorized by Landlord under the provisions of this Lease, it is further agreed that:

                  (i) no sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

                  (ii) no sublease shall be delivered, and no subtenant shall take possession of any part of the Premises, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord (or deemed approved pursuant to Section 15.4 hereof); and

                  (iii) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant shall be deemed to have agreed that in the event of termination, re-entry or dispossession by

Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be
(A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (C) bound by any previous modification of such sublease or by any prepayment of more than one month's Rent, (D) bound to return such subtenant's security deposit, if any, except to the extent such deposit shall come into Landlord's actual possession and such subtenant shall be entitled to such return under the terms of such sublease, or (E) obligated to make any payment to or on behalf of such subtenant or to perform any work in the subleased space or the Building or in any way to prepare the sublease space for occupancy beyond Landlord's obligations under this Lease. The provisions of this Article 15 shall be self-operative and no further instrument shall be required to give effect to this provision. The subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

     Section 15.8 PROFITS. If Tenant shall enter into any assignment or sublease permitted and/or consented to by Landlord, Tenant shall, in consideration therefor, pay to Landlord:

         (a) In the case of an assignment, on the effective date of the assignment, an amount equal to 50 percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including sums paid for Tenant's Property) after first deducting (i) Tenant's reasonable brokerage fees, legal expenses and architectural fees in connection with such transaction, (ii) the costs, if any, incurred by Tenant in preparing the assigned space for occupancy, (iii) in the event of the sale of Tenant's Property, the then unamortized or undepreciated cost thereof and the unamortized or undepreciated cost of any Tenant's Property assigned to such assignee in each ease determined on the basis of Tenant's federal income tax returns, (iv) any construction allowance provided to the assignee under the assignment, and (v) the unamortized cost of any leasehold improvements made by Tenant to the Premises at Tenant's expense (i.e., in excess of amounts funded by Landlord pursuant to Section 4.2 or performed and funded by Landlord pursuant to Section 5.9).

         (b) In the case of a sublease, 50 percent of any consideration payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's property) after first deducting (i) Tenant's reasonable brokerage fees, reasonable legal expenses and reasonable architectural fees in connection with such transaction, (ii) the costs, if any, incurred by Tenant in preparing the sublease space for occupancy, including the cost of physically separating the sublet area from the remainder of the Premises, (iii) in the event of the sale of Tenant's Property, the then unamortized or undepreciated cost thereof and the unamortized or undepreciated cost of any Tenant's Property subleased to and used by such subtenant, in each case determined on the basis of Tenant's federal income tax returns, (iv) any Rent concession or construction allowance provided to the subtenant under the sublease amortized on a straight line basis over the term of such sublease, and (v) the unamortized cost of any leasehold improvements made by Tenant to the Premises at Tenant's expense (i.e., in excess of amounts funded by Landlord pursuant to Section 4.2 or performed and funded by Landlord pursuant to Section 5.9), amortized on a straight line basis over the balance of the then Term of this Lease. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

     Section 15.9 (a) TRANSFERS. If Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, the provisions of this
Article 15 shall not apply to the transfer of shares of stock of Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 15.9 the term "transfers" shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a person or entity which does not hold a majority of the stock of Tenant on the date hereof. The provisions of Section 15.1 shall not apply to transactions with, and Tenant may, without Landlord's consent, assign its interest in this Lease to, a corporation or other business entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the principal purpose of transferring this Lease, (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of the original Tenant on the date of this Lease, and (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction. Tenant may also, upon prior notice to but without the consent of Landlord, permit any corporation or other business entity which controls, is controlled by, or is under common control with the Tenant or controlled by Takihyo, Inc., Tomio Taki and/or Frank Mori (a "Related Corporation") to sublet all or part of the Premises for any Permitted Use. Such sublease shall not be deemed to vest in any such Related Corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 50 percent of all of the voting stock of such corporation or not less than 50 percent of all of the legal and equitable interest in any other business entity if Tenant is not a corporation.

     (b) MISCELLANEOUS. The limitations set forth in this Section 15.9 shall apply to subtenant(s), assignee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 15.9 shall be a transfer in violation of Section 15.1.

     (c) MODIFICATIONS, ETC. Any modification, amendment or extension of a sublease and/or any other agreement by which in the case of such sublease or agreement a landlord of a building other than the Building agrees to assume the obligations of

Tenant under this Lease shall be deemed a sublease for the purposes of Section
15.1 hereof.

     Section 15.10 ASSUMPTION OF OBLIGATIONS. Any assignment or transfer, whether made with Landlord's consent or without Landlord's consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee (i) assumes Tenant's obligations under this Lease and (ii) agrees that, notwithstanding such assignment or transfer, the provisions of Section 15.1 hereof shall be binding upon it in respect of all future assignments and transfers.

     Section 15.11 TENANT'S LIABILITY. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

     Section 15.12 LISTINGS. The listing of any name other than that of Tenant, on the doors of the Premises, the Building directory, or otherwise, shall not vest any right or interest in this Lease or in the Premises, nor shall it be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord's discretion by notice to Tenant.

     Section 15.13 LEASE DISAFFIRMANCE OR REJECTION. If at any time after an assignment by Tenant named herein, this Lease is disaffirmed or rejected in any proceeding of the types described in Section 18.1 (vii) hereof or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this

Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

     Section 15.14 ARBITRATION. Notwithstanding any of the foregoing to the contrary, Tenant may dispute the reasonableness of the withholding by Landlord of its consent to a proposed assignment or sublease by arbitration of the issue in the City in which the Building is located in accordance with the rules and regulations for commercial matters then prevailing of the American Arbitration Association or its successor (the "AAA") pursuant to a submission effected within 10 Business Days after written notice of the withholding of consent has been given by Landlord to Tenant. Provided the rules and regulations of the AAA so permit, the AAA shall select a single arbitrator within two Business Days after such submission or application, the arbitration shall commence two Business Days thereafter and shall be conducted for at least seven hours on the date of commencement until completion, each party shall have no more than a total of two hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party and the arbitrator shall make a determination within 3 Business Days after conclusion of the arbitration. The arbitrator shall have at least 10 years' experience in leasing of commercial properties similar to the Building in the City in which the Building is located. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court; and all actions necessary to implement the decision of the AAA shall be undertaken as soon as possible, but in no event later than 10 Business Days after the rendering of such decision. The judgment upon the dispute or any award rendered may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid for by the party suffering the adverse decision of the AAA.

     Section 15.15 PERMITTED USERS. Tenant has advised Landlord that one or more licensees of trademarks owned by Tenant who are not affiliated with Tenant (collectively, the "Permitted Users") will be using desk space in the Premises. Notwithstanding anything to the contrary in this Article 15, Landlord consents to such use upon the following conditions: (i) the Permitted Users shall have no privity of contract with Landlord and therefore shall have no rights under this Lease, and Landlord shall have no liability or obligation to the Permitted Users under this Lease or for any reason whatsoever in connection with such use or occupancy, which use and occupancy shall be subject and subordinate to this Lease (including, without limitation, Article 9), (ii) the Permitted Users shall use the Premises in conformity will all applicable provisions of this Lease, including Article 2, and exclusively for the sale and marketing of high quality, fashionable merchandise under a tradename owned by Tenant, (iii) any act or omission of such Permitted Users shall be deemed to be the act or omission of Tenant under this

Lease, (iv) there will be no separate entrances or demising walls for the Permitted Users, (v) Tenant shall have no right to assign this Lease or sublet all or any part of the Premises to any Permitted Users except as expressly permitted by this Lease, (vi) any such Permitted Users shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the court of, the State of New York, (vii) the total number of persons using desk space pursuant to this
Section 15.15 shall not exceed six at any one time, and (viii) the aggregate number of rentable square feet used by Permitted Users shall not exceed 5,000 rentable square feet. Prior to permitting any Permitted Users to use desk space in the Premises, Tenant shall give advance written notice to Landlord of such proposed use, which notice shall set forth the name and address and business of such Permitted User. Tenant shall have no obligation to share with Landlord any consideration received by it from a Permitted User and Landlord's options contained in Sections 15.2 and 15.3A shall not apply in the case of any Permitted User. Tenant hereby indemnifies Landlord against any loss, claim or damage arising from the acts or omissions of any Permitted Users.

                                   ARTICLE 16

                                   ELECTRICITY
                                   -----------

     Section 16.1 SUBMETERED ELECTRICITY. Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant's business and Tenant's electrical facilities in the Premises, including, without limitation, the lighting fixtures and the electrical receptacles installed in the Premises. The risers serving the Premises shall be capable of supplying a demand load of six watts of electricity per rentable square foot of the Premises without taking into account any electricity necessary to operate the HVAC Systems. Tenant shall pay to Landlord, on demand, from time to time, but no more frequently than monthly, for its consumption of electricity at the Premises, as additional rent for such service from and after the Commencement Date, the product (the "Electricity Additional Rent") of (x) the Cost Per Kilowatt Hour, and (y) Tenant's aggregate consumption of electricity, as determined by a meter or submeter (installed by Landlord, at Tenant's cost, for the purpose of measuring such consumption), plus Landlord's charge in an amount equal to three percent of such product for Landlord's costs of maintaining, repairing and reading such meter or submeter. Where more than one meter measures the electricity to Tenant, the electricity rendered through each meter shall be computed and billed together in accordance with the provisions set forth above. Bills for such amounts shall be rendered to Tenant at such times as Landlord may elect and Tenant shall pay such bills within 15 days after the rendition thereof. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith. If any tax is imposed upon Landlord's receipts from the sale or resale of electricity to Tenant, Tenant's pro rata share of such tax shall be paid by Tenant if and to the extent permitted by law.

     Section 16.2 (a) EXCESS ELECTRICITY. Tenant shall at all times comply with the rules and regulations of the utility supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises or interfere with the electrical service to other Building tenants. If Landlord determines that Tenant's electrical requirements necessitate installation of any additional equipment, or if Tenant requests that such additional equipment be installed, Landlord shall, at Tenant's expense, install such additional equipment provided that Landlord, in its reasonable judgment, considering the potential needs of present and future Building tenants and of the Building itself, determines that
(i) such installation is practicable, (ii) such additional feeders or risers are necessary and permissible under applicable laws and insurance regulations, and
(iii) the installation of such feeders of risers will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, interfere with or disturb other tenants or occupants of the Building or exceed the limits of the switchgear. Any reasonable costs incurred by Landlord in connection therewith shall be paid by Tenant within 15 days after the rendition of a bill therefor. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, and in compliance with this Lease.

         (b) Notwithstanding the foregoing, Landlord shall at the request of Tenant prior to September 30, 1996 upgrade the risers serving the Premises and install any related switching equipment so that the risers shall be capable of supplying a demand load of eight watts of electricity per rentable square foot of the Premises without taking into account any electricity necessary to operate the HVAC System. Tenant shall, at its election, pay to Landlord (x) the cost of making such upgrade and installing such switching equipment or (y) monthly with Fixed Rent the cost of making such upgrade and installation amortized at 9 percent per annum over the unexpired Term upon completion thereof. Tenant shall notify Landlord of such election prior to the completion of such upgrade and installation. In upgrading the risers, Landlord shall obtain bids from at least two electrical contractors, provided, however, that Landlord shall be entitled to select the wiring contractor based on whatever criteria it deems relevant in its reasonable judgment, provided further, however that Landlord shall select the contractor with the lowest bid in the event that all other criteria for selection are comparable.

     Section 16.3 SERVICE DISRUPTION. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of; or change in the supply, character and/or, quantity of electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord, nor shall such failure, defect, interruption or change constitute an actual or constructive eviction, in whole or part, or entitle Tenant to any abatement or diminution in rent, or relieve Tenant from any of its Lease obligations, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

     Section 16.4 DISCONTINUANCE OF SERVICE. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises. If Landlord exercises such right, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby. If Landlord so discontinues furnishing electricity, Tenant shall arrange to obtain electricity directly from any utility company serving the Premises to the extent that the same is available, suitable and safe for such purposes. All equipment which may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord at the sole cost and expense of (i) Landlord, if Landlord voluntarily discontinues such service,
(ii) Tenant, if Landlord is compelled to discontinue such service to a portion or the whole of the Premises (but not to any other space in the Building) by the public utility or pursuant to governmental regulation or law or if such discontinuance arises out of the acts of omissions or Tenant, as and to the extent provided in the next succeeding sentence and (iii) Landlord and Tenant in equal shares, if Landlord is compelled to discontinue such service to the entire Building by the public utility or pursuant to government regulation or law, as and to the extent provided in the next succeeding sentence in the case of Tenant and subject to recoupment under Article 8 in the case of Landlord. Tenant shall pay to Landlord as Additional Rent in equal monthly installments an amount equal to Landlord's costs in installing all such equipment which may be required for Tenant to obtain electricity amortized at the Interest Rate in effect upon the completion thereof over the useful economic life of the improvements made in connection therewith as reasonably estimated by Landlord, subject to any applicable limitation upon the amount that Tenant is obligated to pay contained in the preceding sentence. Landlord shall, to the extent permitted by applicable law, not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the public utility or other company servicing the Building unless the public utility or other company is not prepared to furnish electricity to the Premises on the date required as a result of Tenant's delay or negligence in arranging for service or Tenant's refusal to provide the utility company with a deposit or other security requested by the utility company or Tenant's refusal to take other actions requested by the utility company.

                                   ARTICLE 17

                               ACCESS TO PREMISES
                               ------------------

     Section 17.1 (a) LANDLORD'S ACCESS. Tenant shall permit Landlord, Landlord's agents and public utility service providers servicing the Building upon reasonable prior notice to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount not to exceed 500 rentable square feet. All work performed under this Section 17.1 shall be performed with reasonable diligence and in a manner so as to minimize disturbance of Tenant's business and otherwise in accordance with Section 7.4 of this Lease. Landlord shall promptly repair any damage to the Premises or Tenant's Property caused by any work performed pursuant to this Article.

         (b) Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times upon reasonable notice (which notice may be oral) except in the case of emergency, to examine the Premises, to show it to prospective purchasers, Mortgagees, Lessors or lessees of the Building and their respective agents and representatives or to others, and to make such repairs, alterations or additions to the Premises or the Building (i) as Landlord may deem necessary or desirable, (ii) which Landlord may elect to perform following Tenant's failure to perform, or (iii) to comply with any Requirements, and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent. In entering the Premises as above provided, Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises.

     Section 17.2 FINAL 12 MONTHS. If, during the last 12 months of the Term, Tenant removes all or substantially all of Tenant's Property from the Premises, Landlord may, upon prior notice (which notice may be oral) and at reasonable hours, renovate and/or redecorate the Premises, without abatement of any Rent or incurring any liability to Tenant. Such acts shall not be deemed an actual or constructive eviction and shall have no effect upon this Lease.

     Section 17.3 ALTERATIONS TO BUILDING. Landlord has the right to (i) change the name, number or designation by which the Building is commonly known and (ii) alter the Building to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as such changes do not deprive Tenant of reasonable access to the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances other than doors and entrances solely servicing the Premises), all terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways and other mechanical facilities, Building Systems and Building facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

     Section 17.4 ABATEMENT. If due to any work or installation performed by Landlord hereunder or failure by Landlord to perform its obligations hereunder,
(a) Tenant shall be unable for at least five consecutive Business Days to operate its business in the premises, (b) such interruption shall occur during business hours and (c) Tenant shall have been unable, after using reasonable efforts, to relocate its employees and property located in that portion of the Premises which is the subject to such work or installation or such failure to another portion of the Premises so as to have been able to have continued so to operate its business, the Fixed Rent and the Additional Rent shall be reduced on a per diem basis in the proportion in which the area of the part of the Premises which is unusable bears to the total area of the Premises for each day subsequent to the aforesaid five days period that such portion of the Premises remains unusable.

                                   ARTICLE 18

                                     DEFAULT
                                     -------

     Section 18.1 TENANT'S DEFAULTS. Each of the following events shall be an "Event of Default" hereunder:

                  (i) Failure by Tenant to pay when due any installment of Fixed Rent or Additional Rent and such default shall continue for three Business Days after notice of such default is given to Tenant, or failure to pay when due of any other item of Rent and such default shall continue for seven Business Days after notice of such default is given to Tenant, except that if Landlord shall have given three such notices of default in the payment of any Rent in any twelve month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rental or an extended period in which to make payment until such time as twelve consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such twelve month period after the giving of two such notices shall constitute an Event of Default: or

                  (ii) Failure by Tenant to observe or perform any other term, covenant or condition of this Lease to be observed or performed by Tenant and if such failure continues for more than 20 days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot reasonably be completely remedied within 20 days, failure by Tenant to commence to remedy such failure within said 20 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, subject to delay by reason of strikes, labor trouble or any other similar causes beyond Tenant's control other than Tenant's financial condition; or

                  (iii) Intentionally Omitted.

                  (iv) Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

                  (v) AKC or MLA admits in writing its inability to pay its debts as they become due; or

                  (vi) AKC or MLA files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for AKC or MLA or for all or any part of AKC's or MLA's property; or

                  (vii) if, within 60 days after the commencement of any proceeding against AKC or MLA, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any trustee, receiver, liquidator or other similar official for AKC or MLA or for all or any part of AKC's or MLA's property, without the consent or acquiescence of AKC or MLA, as the case may be, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against AKC or MLA or any of AKC's or MLA's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than AKC or MLA.

     Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant three days' notice of cancellation of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such three day period with the same force and effect as if the date of expiration of such three days were the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 19 hereof.

     Section 18.2 TENANT'S LIABILITY. If, at any time, (a) Tenant shall be comprised of two or more persons, (b) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in
Section 18.1(v), (vi) and (vii), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease.

                                   ARTICLE 19

                              REMEDIES AND DAMAGES
                              --------------------

     Section 19.1 (a) LANDLORD'S REMEDIES. If any Event of Default occurs, and this Lease and the Term expire and come to an end as provided in Article 18:

                  (i) SURRENDER OF POSSESSION. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, using any lawful process (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises.

                  (ii) LANDLORD'S RELETTING. Landlord, at Landlord's option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to and shall not be liable for refusal or failure to relet or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Landlord, at Landlord's option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

         (b) TENANT'S WAIVER. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge,
(B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

         (c) TENANT'S BREACH. Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

     Section 19.2 (a) LANDLORD'S DAMAGES. If this Lease and the Term expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, then, in any of such events:

                  (i) Tenant shall pay to Landlord all Fixed Rent, all sums payable pursuant to Article 8 of this Lease (including Tenant's Tax Payment and Tenant's Operating Payment) and all other items of Rent payable under this Lease by

Tenant to Landlord up to the Expiration Date or to the date of re-entry upon the Premises by Landlord, as the case may be;

                  (ii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance Rent, Security Deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

                  (iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover from Tenant each month, the Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                  (iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry), increased in each succeeding year by four percent (on a compounded basis) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to two percent below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 19.2(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

         (b) If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be suitably apportioned for the purposes of this Section 19.2. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 18 or 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

                                   ARTICLE 20

                                FEES AND EXPENSES
                                -----------------

         If (a) Tenant (i) defaults under this Lease and the same shall constitute an Event of Default, or (ii) knowingly does or permits to be done anything which would cause Landlord to be in default under any Superior Lease or Mortgage, or (iii) fails to comply with its obligations under this Lease and in the reasonable judgment of Landlord such default or failure would affect the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may perform such obligation for the account of Tenant and make any reasonable expenditure and incur any reasonable expense for the account of Tenant to remedy such condition. All amounts expended or incurred by Landlord in connection with the foregoing, including reasonable attorneys' fees and disbursements incurred in instituting, prosecuting or defending any action or proceeding or recovering possession with interest thereon at the Interest Rate, shall be paid by Tenant to Landlord within 15 days after rendition of a bill herefor to Tenant.

                                   ARTICLE 21

               NO REPRESENTATIONS BY LANDLORD: LANDLORD'S APPROVAL
               ---------------------------------------------------

     Section 21.1 NO REPRESENTATIONS. Except as expressly set forth herein, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. This Lease contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Landlord and Tenant enter into this Lease after full investigation, with neither party relying upon any statement or representation made by the other not embodied in this Lease.

     Section 21.2 WRITTEN APPROVAL. All references in this Lease to the consent or approval of Landlord mean the written consent or approval of Landlord, duly executed by Landlord.

     Section 21.3 NO MONEY DAMAGES. Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. Notwithstanding anything contained in this
Section 21.3 to the contrary, Tenant shall have the right to submit to arbitration in accordance with Section 15.14 hereof any dispute in respect of whether Landlord has unreasonably withheld or delayed any consent or approval to any assignment or subletting requested by Tenant hereunder, in which event Landlord shall have no liability to Tenant whatsoever and Tenant hereby releases Landlord from any such liability for malice, bad faith or otherwise (if and however, determined), and Tenant's sole remedy shall be that, upon the decision of the arbitrator(s) that consent was unreasonably withheld or delayed, the requested consent or approval shall be deemed to have been granted as provided above without any further proceedings or any action being required.

     Section 21.4 VIBRATIONS. Tenant recognizes and acknowledges that the operation of the Building equipment may cause vibration or noise which may be transmitted throughout the Premises. Landlord shall have no obligation to endeavor to reduce such vibration or noise beyond that which is prevalent in the Building.

                                   ARTICLE 22

                                   END OF TERM
                                   -----------

     Section 22.1 EXPIRATION. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and Tenant's Alterations as may be required pursuant to Article 5 of this Lease. The foregoing obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the immediately preceding Business Day.

     Section 22.2 HOLDOVER RENT. Landlord and Tenant recognize that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within 24 hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to one and one-half times, in the case of the first month, and two times, in the case of any subsequent month, the Rent payable under this Lease for the last full calendar month of the Term. Therefore, Tenant shall pay to Landlord for (a) the first month (or any portion thereof) during which Tenant holds over one and one-half times the Rent, payable under this Lease for the last full calendar month of the Term and (b) for each subsequent month (or any portion thereof) during which Tenant holds over, a sum equal to two times the Rent payable under this Lease for the last full calendar month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 22. Tenant's obligations under this Article shall survive the expiration or earlier termination of this Lease.

     Section 22.3 WAIVER OF STAY. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 22.

                                   ARTICLE 23

                                 QUIET ENJOYMENT
                                 ---------------

         Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and all Superior Leases and Mortgages.

                                   ARTICLE 24

                           NO WAIVER; NO COUNTERCLAIM
                           --------------------------

     Section 24.1 NO MODIFICATIONS OR RELEASE. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord, and any such waiver shall be effective only for the specific purpose and in the specific instance in which given. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive Tenant's keys to the Premises for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

     Section 24.2 NO WAIVER. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of the Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or Omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Fixed Rent or Additional Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy provided in this Lease. The existence of a right of renewal or extension of this Lease, or the exercise of such right, shall not limit Landlord's right to terminate this Lease in accordance with the terms hereof, or create any option for further extension or renewal of this Lease.

                                   ARTICLE 25

                             WAIVER OF TRIAL BY JURY
                             -----------------------

         LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 26

                              INABILITY TO PERFORM
                              --------------------

     This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use diligent efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

                                   ARTICLE 27

                                BILLS AND NOTICES
                                -----------------

         Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed as follows:

                  if to Tenant, (a) at Tenant's address set forth in the heading of this Lease, Attn: Beverly I. Katz if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building, Attn: Beverly I. Katz if mailed subsequent to Tenant's taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises and (d) with a copy to Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP at 900 Third Avenue, New York, New York 10022-4775, Attention: Joel S. Hirschtritt, Esq., or

                  if to Landlord, at Landlord's address set forth in this Lease,
         Attn: Chief Financial Officer, and with copies to (v) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022, Attn:
         Property Manager - 520 Madison Avenue, (w) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022, Attn: General Counsel, (x) Tishman Speyer Properties L.P., 11 West 42nd Street, New York, New York 10036, Attn: Head of Management Department and (y) any Mortgagee or Lessor which shall have requested copies of notices, by notice given to Tenant in accordance with the provisions of this
         Article 27 at the address designated by such Mortgagee or Lessor, or to such other address(es) as either Landlord or Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27.

Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery or three Business Days after it shall have been mailed as provided in this Article 27.

                                   ARTICLE 28

                              RULES AND REGULATIONS
                              ---------------------

     Tenant and Tenant's contractors, employees, agents, visitors and licensees shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time, provided, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time (subject to the right of Tenant to dispute the reasonableness thereof), to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect. If Tenant disputes the reasonableness of any Rule or Regulation hereafter adopted by Landlord, the dispute shall be resolved by arbitration in accordance with the provisions of Section 15.14 hereof, provided, however, that during the pendency of any such arbitration, Tenant shall comply with such Rule or Regulation. Tenant's right to dispute the reasonableness of any additional Rule or Regulation shall be deemed waived unless Tenant shall notify Landlord of such dispute within five days after delivery to Tenant of a notice of the adoption of any such additional

Rule or Regulation. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant in a discriminatory fashion and which Landlord shall not then be enforcing against all other office tenants in the Building (other than Landlord and its affiliates) to the extent such rule or regulation is applicable.

                                   ARTICLE 29

                               PARTNERSHIP TENANT
                               ------------------

     Section 29.1 PARTNERSHIP TENANT. If Tenant, or a permitted assignee of this Lease pursuant to Article 15 hereof, is a partnership, or is comprised of two or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article as "Partnership Tenant"), the following shall apply: (a) the liability of each of the general partners comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Partnership Tenant or any of the parties comprising Partnership Tenant, which shall modify, extend or discharge this Lease, in whole or in part, or surrender all or any part of the Premises to Landlord; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenants part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form and substance satisfactory to Landlord, wherein each such new partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of Section 29.1(d)); and (f) no change in the partners of Partnership Tenant resulting from the admission of a new partner, or the death, retirement or withdrawal of a partner shall release Partnership Tenant or any partner or former partner from their obligations under this Lease.

     Section 29.2 CHANGE OF PARTNERS. If Tenant is a partnership, (i) the admission of new partners, the withdrawal (in the ordinary course of business), retirement, death, incompetency or bankruptcy of any partner, or the reallocation of partnership interests among the partners of Tenant (the "Partners") shall not constitute an assignment of this Lease provided that at least 50 percent of the partners remain as Partners for any consecutive 12 month period and (ii) the reorganization of Tenant into a professional corporation or the reorganization of Tenant from a professional corporation into a partnership or a limited liability company, shall not constitute an assignment of this Lease, provided that immediately following such reorganization the partners or shareholders, as the case may be, of Tenant shall be the same as those existing immediately prior to such reorganization and subject to the provisions of the remainder of this Section. Notwithstanding the foregoing, the allocation or reallocation on one or more occasions of partnership interests of Tenant among the current partners, Tomio Taki and/or Frank Mori and/or the estates, the heirs, and/or the members of the immediate families of Tomio Taki and/or Frank Mori or trusts established for the benefit of any of them shall not be deemed to be an assignment of this Lease. If Tenant shall become a professional corporation, each individual shareholder, shareholder-employee, new individual shareholder and new shareholder-employee of any professional corporation which is a shareholder in Tenant shall have the same personal liability as such individual or shareholder-employee would have under this Lease if Tenant were a partnership and such individual or shareholder-employee were a Partner or admitted as a new Partner. If any individual Partner in Tenant is or becomes a shareholder-employee of a professional corporation, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation were a Partner of Tenant.

     Section 29.3 LIMITED RECOURSE. Notwithstanding anything in this Lease to the contrary, Tenant's liability under the terms of this Lease shall be limited to the assets of Tenant (not including any right of contribution Tenant may have against any partners of Tenant) and Landlord shall look solely to such assets (together with any Letter of Credit and/or other security delivered pursuant to Article 36) for the recovery of any judgment against Tenant arising out of or in any way connected with the failure to perform the obligations of Tenant under this Lease, the relationship of Landlord and Tenant or the use and occupancy of the Premises. The provisions of this Section 29.3 are for the benefit of Tenant alone and no successor thereof by assignment, transfer or otherwise.

                                   ARTICLE 30

                                   VAULT SPACE
                                   -----------

         Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, no vaults, vault space or other space outside the boundaries of the Real Property are included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license. If any such license shall be revoked, or if the amount of such space shall be diminished as required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not (i) constitute an actual or constructive eviction, in whole or in part, (ii) entitle Tenant to any abatement or diminution of Rent,
(iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any liability upon Landlord. Any fee, tax


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

or charge imposed by any Governmental Authority for any such vault, vault space or other space occupied by Tenant shall be paid by Tenant.

                                   ARTICLE 31

                                     BROKER
                                     ------

     Section 31.1 BROKER REPRESENTATIONS. Landlord has retained Cushman & Wakefield, Inc. as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Cushman & Wakefield, Inc. Landlord agrees to pay a commission to Broker pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than the Broker and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. The execution and delivery of this Lease by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties.

     Section 31.2 BROKER INDEMNITY. Each of Landlord and Tenant shall indemnify, defend and hold the other party harmless from and against any and all costs expenses, claims and liabilities (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false. The provisions of this Article 31 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 32

                                    INDEMNITY
                                    ---------

     Section 32.1 (a) TENANT'S INDEMNITY. Tenant shall not do or permit to be done any act or thing upon the Premises which may subject Landlord to any liability or responsibility for injury, damage to persons or property or to any liability by reason of any violation of law or of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each and all of the Indemnitees from and against any and all Losses (as defined in subsection (c) hereof), resulting from any claims (i) against Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (ii) against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during or (if Tenant shall continue to use and occupy the Premises) after the expiration of the Term, in or about the Premises, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed and performed.


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

         (b) LANDLORD'S INDEMNITY. Except as otherwise provided herein, Landlord shall indemnify, defend and hold harmless Tenant, its contractors, licensees, agents, servants, employees, invitees and visitors from and against all claims against Tenant arising from direct damage to the Premises and any bodily injury to Tenant's employees, agents, visitors and invitees or damage to the property of any person resulting from the acts, omissions or negligence of Landlord, its servants, agents and employees within or about the common or public areas of the Building (specifically excluding the Premises).

         (c) INDEMNITY INCLUSIONS. For purposes of this Article 32, the term "Losses" means any and all losses, liabilities, damages, fines, suits, demands, costs and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim or proceeding to which a particular indemnity and hold harmless agreement applies and the defense thereof.

     Section 32.2 DEFENSE AND SETTLEMENT. If any claim, action or proceeding is made or brought against any party entitled to indemnification hereunder, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name (if necessary), by attorneys approved by the indemnified party, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer shall hereby be deemed approved for purposes of this Section 32.2. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability of $5,000,000 or more, provided that the indemnifying party shall control the defense and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. Notwithstanding anything herein contained to the contrary, the indemnifying party may direct the indemnified party to settle any claim, suit or other proceeding provided that (i) such settlement shall involve no obligation on the part of the indemnified party other than the payment of money, (ii) any payments to be made pursuant to such settlement shall be paid in full exclusively by the indemnifying party at the time such settlement is reached,
(iii) such settlement shall not require the indemnified party to admit any liability, and (iv) the indemnified party shall have received an unconditional release from the other parties to such claim, suit or other proceeding. The provisions of this Article 32 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 33

                          ADJACENT EXCAVATION; SHORING
                          ----------------------------

     If an excavation shall be made, or shall be authorized to be made, upon land adjacent to the Real Property, Tenant shall, upon notice, afford to the person causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations. In connection with such license, Tenant shall have no right to claim any damages or indemnity against


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

Landlord, or diminution or abatement of Rent provided that Tenant shall continue to have access to the Premises.

                                   ARTICLE 34

                                  MISCELLANEOUS
                                  -------------

     Section 34.1 DELIVERY. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall both have executed and delivered a fully executed copy of this Lease to each other.

     Section 34.2 TRANSFER OF REAL PROPERTY. Landlord's obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively a "Transfer") by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder, and the transferee of Landlord's interest in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease thereafter arising; provided that, if the transferee of Landlord's interest in the Building or the Real Property, as the case may be, shall assume all obligations under this Lease ab initio, the transferring Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder whenever arising. Absent such an assumption ab initio, the transferring Landlord shall remain liable for covenants, and obligations of Landlord arising prior to such sale, conveyance, assignment or transfer while such transferring Landlord owned the Building or the Real Property, as the case may be, but only to the extent of the net proceeds received by the Landlord from such sale, conveyance, assignment or transfer.

     Section 34.3 LIMITATION ON LIABILITY. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Parties") in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under this Lease.

     Section 34.4 RENT. Notwithstanding anything to the contrary contained in this Lease, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

     Section 34.5 REIMBURSEMENT FOR TENANT'S DEFAULT. Tenant shall reimburse Landlord, within twenty days after rendition of a statement, for all expenditures made by,


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

or damages or fines sustained or incurred by, Landlord due to any default by Tenant under this Lease, with interest thereon at the Interest Rate.

     Section 34.6 ENTIRE DOCUMENT. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. All Article and Section references set forth herein shall, unless the context otherwise requires, be deemed references to the Articles and Sections of this Lease.

     Section 34.7 GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of New York. Section 34.8 UNENFORCEABILITY. If any provision of this Lease, or its application to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

     Section 34.9 (a) LEASE DISPUTES. Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of New York or the federal courts sitting in New York City and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

         (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant hereby irrevocably waives such immunity in respect of its obligations under this Lease. Tenant represents that it is not entitled to any such immunity on the date hereof.

     Section 34.10 LANDLORD'S AGENT. Unless Landlord shall render written notice to Tenant to the contrary, Tishman Speyer Properties, L.P. is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall direct all


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

correspondence and requests to, and shall be entitled to rely upon correspondence received from, Tishman Speyer Properties, L.P., as agent for the Landlord in accordance with Article 27. Tenant acknowledges that Tishman Speyer Properties, L.P. is acting solely as agent for Landlord in connection with the foregoing; and neither Tishman Speyer Properties, L.P. nor any of its direct or indirect partners, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

     Section 34.11 ESTOPPEL. Within 10 days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent then payable, (iii) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit, if any, under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communication under the Lease shall be sent, the Commencement Date and the Expiration Date, and (vii) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 34.11 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof of any Mortgagee of a Mortgage, or by any Lessor, or assignor thereof. From time to time, within 10 days following a request by Tenant, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, all Additional Rent and any other items of rental have been paid, (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the nature of all such defaults, and stating whether or not to the best knowledge of Landlord any event has occurred which with the giving of notice or passage of time, or both, would constitute a default and if so, specifying same, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease.

     Section 34.12 CERTAIN INTERPRETATIONAL RULES. For purposes of this Lease, the phrase "including" shall mean "including without limitation" and whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

     Section 34.13 CAPTIONS. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

     Section 34.14 PARTIES BOUND. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

     Section 34.15 MEMORANDUM OF LEASE. This Lease shall not be recorded; however, at Landlord's request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to the Lease sufficient for recording and Landlord may record such memorandum.

     Section 34.16 DIRECTORY. The lobby shall contain a computerized directory wherein the Building's tenants shall be listed with a capacity for up to 50 listings per floor for Tenant and others permitted to occupy the Premises hereunder. From time to time, but not more frequently than once every three (3) months, Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request. Tenant's names shall be placed in the Building's permanent display directory in the Building's lobby.

     Section 34.17 JOINT AND SEVERAL OBLIGATIONS. Each and every obligation of Tenant under this Lease shall be the joint and several and in solido obligation of AKC and MLA, and default in performance by one of them shall in no way affect the obligation of the other. The several obligations and liabilities of AKC and MLA hereunder shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the other or any change, waiver, extension, indulgence or other action or omission in respect of any obligation of AKC or MLA, whether or not either AKC or MLA shall have had any notice or knowledge of any of the foregoing. Each of AKC and MLA hereby irrevocably appoints and authorizes the other to act as its agent hereunder with full power and authority to act on its behalf in connection with this Lease. Landlord shall be entitled to treat any notice from or consent or approval of AKC or MLA as notice from or consent or approval of Tenant and any documents delivered or payments made to AKC or MLA shall be deemed to be made to Tenant.

     Section 34.18 COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                                   ARTICLE 35

                         TAX STATUS OF BENEFICIAL OWNERS
                         -------------------------------

         Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Code or as entities described in Section 511(a)(2) of the Code, and that avoiding the loss of such status, the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts) or that constitutes "unrelated business taxable income" (in the case of entities described in Section 511(a)(2) of the Code), and the imposition of penalty or similar taxes (each an "Adverse Event") is of material concern to Landlord and/or such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Article 35 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification and shall not increase Tenant's obligations hereunder, monetary or otherwise, except to a de minimis extent, or adversely affect the rights of Tenant under this Lease or Tenant's leasehold estate created hereby. Landlord shall have the right to waive receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment.

                                   ARTICLE 36

                                SECURITY DEPOSIT
                                ----------------

     Section 36.1 SECURITY DEPOSIt. Tenant shall deposit with Landlord upon the execution of this Lease the Security Deposit in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided.

     Section 36.2 LETTER OF CREDIT. In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable, non-documentary and unconditional letter of credit (the "Letter of Credit") issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of New York, which shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by


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Standard & Poor's Corporation, and has combined capital, surplus and undivided profits of not less than $500,000,000, which Letter of Credit shall name Landlord as beneficiary, be in the amount of the Security Deposit, have a term of not less than one year, permit multiple drawings, be fully transferable by Landlord without the payment of any fees or charges, and otherwise be in form and content satisfactory to Landlord. If upon any transfer, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the term of this Lease, unless the Issuing Bank sends notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. Landlord shall have the right, exercisable within 20 days of its receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall hold the proceeds of the Letter of Credit pursuant to the terms of this Article as a cash security pursuant to this Article 36.

     Section 36.3 APPLICATION OF SECURITY. If Tenant defaults in respect of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may apply or retain the whole or any part of the cash security so deposited or may notify the Issuing Bank and thereupon receive all or a portion of the monies represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and/or (ii) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the cash security or proceeds of the Letter of Credit, as the case may be, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the cash security or Letter of Credit, as the case may be, shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder and, if Tenant shall seek to so apply such Security Deposit, Tenant shall pay liquidated damages to Landlord in a sum equal to two times the amount of any such unpaid Rent.

     Section 36.4 TRANSFER. Upon a sale of the Real Property or the Building or a leasing of the Building, Landlord shall have the right to transfer the cash security to the vendee or lessee and with respect to the Letter of Credit, and within five days after notice of such sale or leasing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord and Landlord shall thereupon be released by Tenant from all liability for the return of such security. Tenant shall look solely to the new landlord for the return of such cash security or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the monies or Letter of Credit deposited on as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 37

                                  RENEWAL TERM
                                  ------------

     Section 37.1 RENEWAL TERM. Tenant shall have the option to renew this Lease for one renewal term of 5 years (the "Renewal Term") which shall commence on the day following the expiration of the initial Term and end on the fifth anniversary of the Expiration Date, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if (i) Tenant shall have notified Landlord in writing of Tenant's exercise of such renewal option not later than one year prior to the Expiration Date, and (ii) at the time of the exercise and immediately prior to the Expiration Date, no event of Default shall have occurred and be continuing hereunder. ________ of the _______ with respect to the giving of the notice of Tenant's exercise of the ______ renewal option. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant (but excluding any obligation of Landlord to make any contribution to, or perform any Alteration), except that the Fixed Rent (as defined in Section 1.1) shall be determined as provided in Section 37.2 and there shall be no further renewal right after the expiration of the Renewal Term. Upon the commencement of the Renewal Term, (A) the Renewal Term shall be added to and become part of the Term (but shall not be considered part of the initial Term), (B) any reference to "this Lease", to the "Term", the "term of this Lease" or any similar expression shall be deemed to include the Renewal Term, and (C) the expiration of the Renewal Term shall become the Expiration Date.

     Section 37.2 RENEWAL TERM RENT. If the Term shall be renewed as provided in
Section 37.1, the annual Fixed Rent payable during the Renewal Term shall be equal to 95% (if Tenant and/or Related Entities shall be in occupancy of at least 50 percent of the Premises at the time such notice is given) or 100% (if Tenant and/or Related Entities are not in occupancy of at least 50 percent of the Premises at the time such notice is given) of the annual fair market rental value of the Premises as of the date one year prior to the expiration of the initial Term (the "Calculation Date"). Any dispute between the parties as to the annual fair market rental value shall be resolved by arbitration as provided in
Section 37.3 hereof. If the Fixed Rent payable during the Renewal Term has not been determined prior to the commencement thereof, Tenant shall pay Fixed Rent in an amount equal to the fair market rental value for the Premises as reasonably determined by Landlord (the "Interim Rent"). Upon final determination of the Fixed Rent for the Renewal Term, Tenant shall commence paying such Fixed Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped. No adjustment shall be made to Base Operating Expense, and Base Taxes in respect of the Renewal Term.

     Section 37.3 ARBITRATION. The annual fair market rental value of the Premises shall be determined in accordance with the following provisions:

         (a) On or after one year prior to the Expiration Date, either Landlord or Tenant may notify the other party in writing that it desires to meet to attempt to agree on the annual fair market rental value of the Premises. Each party shall be entitled to have its consultants and experts participate in the meetings and discussions between the parties. If Landlord and Tenant have not agreed on the annual fair market rental value of the Premises and executed and delivered between them a supplement to this Lease setting forth the same within 60 days after the giving of such notice, then either Landlord or Tenant may notify the other that it desires to invoke the arbitration procedure set forth in this Article.

         (b) If Landlord or Tenant desires to invoke the arbitration procedure set forth in this Article, the party invoking the arbitration procedure shall give a notice (the "Arbitration Notice") to the other party meeting the requirements of the CPLR Section 7503(c), or any successor statute, and stating that the party sending the Arbitration Notice desires to meet within 10 days to attempt to agree on a single arbitrator to determine the annual fair market rental value of the Premises (the "Arbitrator"). If Landlord and Tenant have not agreed on the Arbitrator within 30 days after the giving of the Arbitration Notice, then either Landlord or Tenant, on behalf of both, may apply to the New York City office of the AAA for appointment of the Arbitrator. The date on which the Arbitrator is appointed, by the agreement of the parties or by appointment by the AAA, is referred to herein as the "Appointment Date". If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the manner set forth above.

         (c) The arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

                  (i) To the extent that the CPLR or any successor statute imposes requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of New York, such requirements shall be complied with in the arbitration.

                  (ii) The Arbitrator shall be disinterested and impartial and shall have at least 10 years' experience in the valuation of fair market rentals in major office buildings in mid-town Manhattan.

                  (iii) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to Landlord and Tenant.

                  (iv) Within 30 days after the Appointment Date, Landlord and Tenant shall deliver to the Arbitrator 2 copies of their respective written determinations of the annual fair market rental value of the Premises (each, a "Determination"), together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of its Determination, neither party may make any additions to or deletions from, or otherwise change, its Determination. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the annual fair market rental value of the Premises. If each party submits a Determination with respect to the annual fair market rental value of the Premises within the 30 day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party, together with copies of all materials submitted therewith. If the higher of the Determinations so submitted by the parties exceeds the lower of such Determinations by not more than 10% of the lower Determination, then the Arbitrator, without holding a hearing, shall determine that the annual fair market rental value of the Premises is the mathematical average of the two Determinations thereof.

                  (v) If the annual fair market rental value of the Premises has not been determined pursuant to clause (iv) of this subparagraph, then not less than 15 days nor more than 30 days after the earlier to occur of (A) the expiration of the 30 day period provided for in clause (iv) of this subparagraph or (B) the Arbitrator's receipt of both of the Determinations from the parties (such earlier date is referred to herein as the "Submission Date"), and upon not less than 10 days' notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the annual fair market rental value of the Premises. The hearings shall be held in the Borough of Manhattan at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the annual fair market rental value of the Premises shall be concluded not later than 45 days after the Submission Date.

                  (vi) Except as otherwise provided in clause (iv) of this subparagraph, the Arbitrator shall be instructed, and shall be empowered only, to select as the annual fair market rental value of the Premises that one of the Determinations which the Arbitrator believes is the more accurate determination of the annual fair market rental value of the Premises. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease or either of the Determinations.

                  (vii) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Landlord and Tenant, within ten (10) days after the earlier to occur of (A) his or her determination of the annual fair market rental value of the Premises pursuant to clause (iv) of this subparagraph or (B) the conclusion of the hearing(s) required by clause (v) of this subparagraph.

         (d) This provision shall constitute a written agreement to submit any dispute regarding the determination of annual fair market rental value of the Premises to arbitration.

         (e) The arbitration decision, determined as provided in this Article, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law and judgment may be entered thereon in any court of competent jurisdiction.

         (f) Each party shall pay its own fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half (1/2) of the fees and expenses of the AAA and of the Arbitrator, provided that (i) the Arbitrator shall have the authority to award such fees and expenses in favor of the prevailing party and (ii) if either party fails to submit a Determination within the period provided therefor, such non-submitting party shall pay all of such fees and expenses.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.



                                11 WEST 42 LIMITED PARTNERSHIP,
                                Landlord

                                By:   WHTS COMPANY, INC., a general partner


                                      By:  /s/ Kim E. Bonfield
                                           -----------------------------
                                           Name: Kim E. Bonfield
                                           Title: Vice President

                                By:   WEST 42 ASSOCIATES, L.P.,
                                      a general partner


                                By:   11 West 42nd Realty I Corp.,
                                      a general partner


                                By:   /s/ [illegible]
                                      ----------------------------------
                                      Name:
                                      Title:

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.




                                11 WEST 42 LIMITED PARTNERSHIP,
                                Landlord

                                By:   WHTS COMPANY, INC., a general partner


                                      By:  /s/ [illegible]
                                           -----------------------------
                                           Name:
                                           Title:

                                By:   WEST 42 ASSOCIATES, L.P.,
                                      a general partner


                                By:   11 West 42nd Realty I Corp.,
                                      a general partner


                                By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                By:  11 WEST 42nd Realty II Corp.,

                                  a general partner


                                  By: /s/ [illegible]
                                      ---------------------------------
                                      Name:
                                      Title:


                                ANNE KLEIN & COMPANY, Tenant


                                  By: /s/ L.P. Stern
                                      ---------------------------------
                                      Name: L.P. Stern
                                      Title: Senior Vice President

                                MARK OF THE LION ASSOCIATES, Tenant


                                  BY: /s/ L.P. Stern
                                      ---------------------------------
                                      Name: L.P. Sterns
                                      Title: Senior Vice President

                                 ACKNOWLEDGEMENT



STATE OF NEW YORK  )
                   ) SS:
COUNTY OF NEW YORK )


         On the 4th day of June, 1996 before me personally came L.P. Stern, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me, did depose and say that he/she is a Senior Vice President of Anne Klein & Company, and that he/she executed the foregoing instrument in the name of Anne Klein & Company, and that he/she signed his/her name thereto by order of the partnership.



                                  /s/ Deborah M. Waide
                                  ---------------------------------
                                            Notary Public




                                 ACKNOWLEDGEMENT



STATE OF NEW YORK  )
                   ) SS:
COUNTY OF NEW YORK )


         On the 4th day of June, 1996 before me personally came L.P. Stern, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me, did depose and say that he/she is a Senior Vice President of Mark of the Lion Associates, and that he/she executed the foregoing instrument in the name of Mark of the Lion Associates, and that he/she signed his/her name thereto by order of the partnership.




                                  /s/ Deborah M. Waide
                                  ---------------------------------
                                            Notary Public

                                    EXHIBIT A
                                    ---------

                                  [FLOOR PLAN]
                                  ------------

                                    EXHIBIT B
                                    ---------

                                   DEFINITIONS
                                   -----------

     BASE RATE: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, _________ New York, New York as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

     BUILDING SYSTEM: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants (including Tenant), sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).

     BUSINESS DAYS: All days, excluding Saturdays, Sundays and all days observed by either the State in which the Building is located, the Federal Government or the labor unions servicing the Building as legal holidays.

     CODE: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     CONSUMER PRICE INDEX: The Consumer Price Index for All Urban Customers, CPI-U, published by the Bureau of Labor Statistics of the United States Department of Labor, New York - Northern New Jersey - Long Island, NY-NJ-CT Area, 'All Items' (1982-84=100), or any successor index thereto covering New York City, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord shall select and Tenant shall approve, such approval not to be unreasonably withheld, shall be substituted for the Consumer Price Index.

     COST PER KILOWATT HOUR: Shall mean (a) the total cost for electricity incurred by Landlord to service the Building during a particular billing period (including energy charges, demand charges, all applicable surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company in computing its charges to Landlord) or, if electricity is provided by any electricity generation system owned and operated by Landlord, an amount equal to the total cost which would have been incurred by Landlord had Landlord purchased the electricity generated by Landlord during a particular billing period from a public utility company, divided by (b) the total kilowatt hours purchased (or generated, as the case may be) by Landlord during such period.

     DEFICIENCY: The difference between (a) the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, reasonable attorneys' fees and disbursements, and alteration costs).

     EXCLUDED EXPENSES: (a) Taxes; (b) franchise or income taxes imposed upon Landlord; (c) mortgage amortization and interest; (d) leasing commissions; (e) the cost of tenant installations and decorations incurred in connection with preparing space for any Building tenant, including workletters and concessions;
(f) ground rent, if any; (g) management fees in excess of 3% of the gross rentals collected for the Building; (h) wages, salaries and benefits paid to any persons above the grade of Building Manager; (i) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages; (j) costs of services provided to other tenants of the Building on a "rent-inclusion" basis which are not provided to Tenant on such basis and electricity provided to other tenants of the building at no charge during the initial construction of their premises; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of penalties or fines; (m) costs for services, supplies or repairs paid to any related entity in excess of costs that would be payable in an "arm's length" or unrelated situation; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building, (o) appraisal, advertising and promotional expenses in connection with leasing of the Building; (p) the costs of installing, operating and maintaining a specialty improvement, including a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club; (q) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord's failure to timely pay Operating Expenses or Taxes; (r) costs incurred in connection with the removal, encapsulation or other treatment of asbestos or any other Hazardous Materials existing in the Premises as of the date hereof if the removal, encapsulation or other treatment of such asbestos or Hazardous Material is required as of the date hereof; (s) the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 8.1 of this Lease; (t) the costs of repairs made by Landlord resulting from damage, structural or non-structural, due to the negligence of

Landlord or its agents, servants or employees; (w) depreciation or amortization of the Building; (v) Rent and Additional Rent paid by Landlord for its office space in the Building or elsewhere and incidental expenses relating to such office space; (w) damages paid by Landlord and the costs of litigation in connection with actions by tenants against Landlord for Landlord's negligence or claimed breaches by it of its contractual obligations with such tenants; (x) to the extent that any employee of Landlord performs work or services other than for the Building, the reasonably allocable portion of the compensation of such employee with respect to work not performed in connection with the Building; (y) rental concession and lease buy-outs; (z) expenses (including attorney's fee and overtime) incurred in curing Landlord's defaults under, or performing work resulting from violations by Landlord of, the terms of any lease for space in the Building; (aa) costs incurred by Landlord related to an actual or proposed sale of the Building; (bb) costs incurred as a result of Landlord's compliance with the Americans with Disabilities Act of 1990 as such law is interpreted and applied as of the date hereof other than an existing Requirement which Landlord was not required to satisfy as of the date hereof; and (cc) the costs incurred by Landlord to purchase artwork located in or about the Building.

     GOVERNMENTAL AUTHORITY (AUTHORITIES): The United States of America, the State and City of New York, any political subdivision and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

     HAZARDOUS MATERIALS: Any substances, materials or wastes currently deemed or defined as "hazardous substances", "toxic substances", "contaminants", "pollutants" or words of similar import.

     HVAC SYSTEMS: The Building System[s] designed to provide heating, ventilation and air conditioning.

     INDEMNITIES: Landlord, and any direct or indirect partner, shareholder, director, officer, principal, employee, agent or representative.

     LESSOR: A lessor under a Superior Lease.

     MORTGAGE(S): Any mortgage, trust, indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

     MORTGAGEE(S): Any mortgagee, trustee or other holder of a Mortgage.

     PROHIBITED USE: Any use or occupancy of the Premises that in Landlord's reasonable judgment would: (a) cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (b) impair the appearance of the Premises or the Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; or (e) violate the certificate of occupancy issued for the Premises or the Building. Prohibited Use also includes the use of any part of the Premises for:
(i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food, beverages, liquor, tobacco or drugs (except in connection with vending machines and/or warming _________ installed for the use of Tenant's employees only); (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant's own business); (iv) a typing or stenography business; (v) a school or classroom; (vi) lodging or sleeping; (vii) the operation of retail (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment) facilities of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (viii) a payroll office; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing;
(xii) subject to Section 3.3, the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xiii) the rendition of medical, dental or other therapeutic or diagnostic services; or (xiv) any illegal purposes.

     REQUIREMENTS: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. ss.12,101 (et seq.), New York City Local Law 58 of 1987, and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials environmental matters, public health and safety matters, and of any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same.

     RULES AND REGULATIONS: The rules and regulations annexed to and made a part of this Lease as Exhibit F, as they may be modified from time to time by Landlord.

     SUPERIOR LEASE(S): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

     TENANT'S PROPERTY: Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Premises or Building.

     UNAVOIDABLE DELAYS: Landlord's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay in supplying any equipment or fixtures, if Landlord's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever reasonably beyond Landlord's control, including laws, governmental promotion in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

                                    EXHIBIT C

                                 LANDLORD'S WORK
                                 ---------------

Landlord shall be responsible at its cost, for the
following base building work:                                    Projected Completion Time
-----------------------------                                    -------------------------

1.   Demolish the Premises, remove existing                      21 days
     construction and furnishings and deliver in broom
     clean condition.

2.   Bring the building's Class E system to each floor           Prior to substantial completion of Initial
     of the Premises.                                            Alterations

3.   Install one electrical submeter per floor.                  30 days

4.   Patch all floors to a tolerance of 1/4 inch in an           30 days after demolition
     eight (8) foot diameter on a   non-cumulative
     basis and remove all floor tile.

5.   Repair damaged convector covers and replace all             Prior to substantial completion of Initial
     convector grills and convector valves as required.          Alterations

6.   Install a primary sprinkler loop around the 30 days
     Building's core on each floor of the Premises.

7.   Bathrooms to be renovated with new Building                 120 days after demolition
     standard materials and each floor of the Premises
     will be provided with one ADA compliant uni-sex
     restroom in addition to male and female bathrooms.

8.   Windows will be weatherproofed, made operable, and          60 days after completion of demolition
     broken glass will be replaced.

9.   Provide ACP-5 certificates for Landlord's Work and          21 days
     Initial Alterations.


                                    EXHIBIT D
                                    ---------

                               HVAC SPECIFICATIONS
                               -------------------

     The Building HVAC System serving the Premises is designed to maintain average temperatures within the Premises during the hours of 8:00 a.m. to 6:00 p.m. on Business Days of (i) not less than 68 degrees F. during the heating season when the outdoor temperature is 55 degree F. or more and (ii) not more than 78 degrees F. and 50% humidity + 5% during the cooling season, when the outdoor temperatures are at 89 degrees F. dry bulb and 73 degrees F. wet bulb, with, in the case of clauses (i) and (ii), a population load per floor of not more than one person per 100 square feet of useable area, other than in dining and other special use areas per floor for all purposes, and shades fully drawn and closed, including lighting and power, and to provide at least .15 CFM of outside ventilation per square foot of rentable area. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or rearrangement of partitioning after the initial preparation of the Premises which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning system serving the Premises.

                                    EXHIBIT E
                                    ---------

                             CLEANING SPECIFICATIONS
                             -----------------------

GENERAL CLEANING
----------------

NIGHTLY
-------

          General Offices:
          ----------------

          1. All hard surfaced flooring to be swept using approved dustdown preparation.

          2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

          3. Hand dust and wipe clean all furniture, fixtures, window sills and telephones.

          4. Empty all waste receptacles and remove wastepaper and replace liners as reasonably required by contractor.

          5.   Wash, clean and disinfect all Building water fountains.

          6.   Sweep all private stairways.

         Lavatories:
         -----------

          1.   Sweep and wash all floors, using proper disinfectants.

          2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

          3. Wash and disinfect all basins, bowls and urinals and refill soap dispensers from tenant supply.

          4.   Wash all toilet seats.

          5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

          6. Empty paper receptacles, fill receptacles from tenant supply, remove wastepaper and replace waterproof liners as deemed reasonably necessary by contractor.

          7.   Fill toilet tissue holders.

          8.   Empty and clean sanitary disposal receptacles and refill.

WEEKLY

          1.   Vacuum all carpeting and rugs.

          2. Dust all door louvers and other ventilating louvers within a person's reach.

          3.   Wipe clean all brass and other bright work.

QUARTERLY

          High dust premises complete including the following:

          1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

          2. Dust all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

          3.   Dust all venetian blinds.

          4.   Wash all windows inside and outside.

          5.   Spot clean carpets as reasonably required.

                                    EXHIBIT F
                                    ---------

                              RULES AND REGULATIONS
                              ---------------------

         1. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior written consent of Landlord.

         2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed to any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. Lettering on doors, if and when approved by Landlord, shall be inscribed, painted or affixed for Tenant in a size, color and style acceptable to Landlord.

         3. The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises, halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other article be placed on the window sills, radiators or convectors.

         4. Landlord shall have the right to prohibit any advertising by Tenant which refers to or illustrates the Building which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         5. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises and for delivery of merchandise, equipment and other personal property in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

         6. Except in those areas designated by Tenant as "security areas", all locks or bolts of any kind shall be operable by the Grand Master Key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

         7. Tenant shall keep the entrance door to the Premises closed at all times.

         8. All removals or the carrying in or out of any freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during Building standard hours or, upon advance notice and subject to the provisions of the

Lease, after standard hours. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require that any person leaving the public areas of the Building with any package, object or matter submit a pass, listing each package, object or matter being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises.

         9. There shall not be used in any space or in the public halls of the Building, either by Tenant or by jobbers or any others in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord requires.

         10. None of Tenant's employees, visitors or contractors shall be permitted to have access to the Building's roof, mechanical, electrical or telephone rooms without permission from Landlord.

         11. Tenant shall not make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or premises or those having business with them.

         12. Tenant shall not lay floor tile, or other similar floor covering so that the same shall come in direct contact with the floor of the 20th floor of the Premises and, if such floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         13. Neither Tenant nor any of Tenant's servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any hazardous material, inflammable, combustible or explosive fluid, chemical or substance except such minimal quantities as are incidental to Permitted Users.

         14. Tenant shall not use or keep, or permit to be used or kept, any hazardous or toxic materials or any foul or noxious gas or substance in the Premises, permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein.

         15. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance.

         16. Except as specifically provided in the Lease and warming kitchens installed for the use of Tenant's employees, Tenant shall not do any cooking or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others.

         17. Tenant may, at its sole cost and expense and subject to compliance with all applicable requirements of the Lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain. Tenant shall not permit the delivery of any food or beverage to the Premises, except by persons approved by Landlord, which approval shall not be unreasonably withheld or delayed.

         18. Subject to the Lease, Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         19. Tenant shall store all its trash, garbage and recyclables within its Premises. No material shall be disposed of which may result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use Building's hauler.

         20. Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

         21. Tenant shall not drill into or in any way deface any part of the Premises or the Building, except with the prior written consent of Landlord in the case of the Premises, which consent shall not be unreasonably withheld.

         22. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, _______ or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant who or whose servants, employees, agents, visitors or licensees shall cause the same.

         23. Tenant, before closing and leaving the Premises at any time, shall see that all lights, water, faucets, etc. are turned off. All entrance doors in the Premises shall be left locked by Tenant when the Premises are not in use.

         24. No bicycles, in-line roller skates, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by Tenant in or about the Premises or the Building.

         25. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

         26. The Premises shall not be used for lodging or sleeping or for an immoral or illegal purposes.

         27. Subject to the Lease, the Premises shall not be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise, except as specifically permitted by the Lease.

         28. Tenant shall not occupy or _______ __________ of the Premises as an office for a public stenographer or public typist or for the possession, storage, manufacture of sale of narcotics, dope or tobacco in any form or as a barber or manicure shop or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises, nor advertise for labor giving an address at the Premises.

         29. Tenant shall not accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be unreasonably withheld, and at hours and under regulations other than as reasonably fixed by Landlord.

         30. The requirements of Tenant will be attended to only upon written application at the office of the building, except in the event of any emergency condition. Employees of Landlord or Landlord's agents shall not perform any work or do anything outside of the regular duties, unless under special instructions from of office of Landlord or in response to an emergency condition.

         31. Tenant shall be responsible for the delivery and pick up of all mail from the United States Post office.

         32. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed or approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

         33. In accordance with the alteration section of the Lease, Landlord is entitled to review and approve architectural and engineering drawings. The review/alteration of Tenant drawings and/or specifications by Tishman Speyer Properties and any of its representative is not intended to verify Tenant's engineering or design requirements and/or solutions. The review/alteration is performed to determine compatibility with the Building Systems and lease conditions.

         34. Tenant renovations are to: be performed by those contractors and subcontractors on the Landlord's approved contractor's list, adhere to the Building's applicable Standard Operating Procedures, be compatible with Building Class E System and other common systems, etc.

         35. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor or any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         36. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read the Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

         37. These Rules and Regulations are in addition to, and shall not be constructed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.